FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207567-05

CFCRE 2017-C8

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-207567) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by emailing legal@ccre.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Cantor Fitzgerald & Co., UBS Securities LLC, CastleOak Securities, L.P. and Citigroup or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any secuderity in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CFCRE 2017-C8 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate(6)	Fee Rate(7)	Rate	Basis	Maturity or ARD(6)	Maturity or ARD(6)	Term	Term	Date	Date	or ARD Date(6)	(Yes/No)(6)
Loan	1	Ohio Valley Plaza	8.5%	1	RMF	55,000,000	55,000,000	50,554,897	Retail	Anchored	4.7800%	0.0192%	4.7608%	Actual/360	120	119	360	360	04/12/2017	06/06/2017	05/06/2027	No
Loan	2	Pershing Square Building(19)(33)	6.8%	1	CCRE	44,000,000	44,000,000	44,000,000	Mixed Use	Office/Retail	4.6421%	0.0467%	4.5954%	Actual/360	120	119	0	0	05/01/2017	06/06/2017	05/06/2027	No
Loan	3	Crossings at Hobart(32)	6.6%	1	RMF	43,000,000	42,823,320	33,732,806	Retail	Anchored	4.8400%	0.0227%	4.8173%	Actual/360	120	117	330	327	03/03/2017	04/06/2017	03/06/2027	No
Loan	4	Yeshiva University Portfolio(32)	5.4%	5	CCRE	35,000,000	35,000,000	31,239,442	Office	CBD	4.3240%	0.0160%	4.3080%	Actual/360	120	119	360	360	04/21/2017	06/06/2017	05/06/2027	Yes
Property	4.01	2495 Amsterdam Avenue	2.1%	1	CCRE	13,308,473	13,308,473		Office	CBD
Property	4.02	215 Lexington Avenue	1.1%	1	CCRE	7,350,828	7,350,828		Office	CBD
Property	4.03	2520 Amsterdam Avenue	1.1%	1	CCRE	7,072,698	7,072,698		Office	CBD
Property	4.04	245 Lexington Avenue	0.8%	1	CCRE	5,398,632	5,398,632		Office	CBD
Property	4.05	253 Lexington Avenue	0.3%	1	CCRE	1,869,369	1,869,369		Office	CBD
Loan	5	380 Lafayette Street	5.0%	1	CCRE	32,500,000	32,500,000	32,500,000	Office	CBD	4.1500%	0.0392%	4.1108%	Actual/360	120	119	0	0	04/26/2017	06/06/2017	05/06/2027	No
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	5.0%	2	RMF	32,500,000	32,363,041	24,939,487	Hospitality	Full Service	5.7300%	0.0239%	5.7061%	Actual/360	120	117	300	297	03/02/2017	04/06/2017	03/06/2027	No
Property	6.01	Hilton Anchorage	2.9%	1	RMF	18,500,000	18,422,039		Hospitality	Full Service
Property	6.02	Renaissance Atlanta	2.2%	1	RMF	14,000,000	13,941,002		Hospitality	Full Service
Loan	7	EIP Logistics Portfolio(32)	4.5%	2	CCRE	29,000,000	29,000,000	24,395,480	Industrial	Warehouse/Distribution	5.3060%	0.0444%	5.2616%	Actual/360	120	118	324	324	03/08/2017	05/06/2017	04/06/2027	No
Property	7.01	Mercury Paper, Inc.	2.6%	1	CCRE	16,975,610	16,975,610		Industrial	Warehouse/Distribution
Property	7.02	Precision Park	1.9%	1	CCRE	12,024,390	12,024,390		Industrial	Warehouse/Distribution
Loan	8	North Creek Office Complex	4.0%	1	RMF	26,000,000	26,000,000	24,511,645	Office	Suburban	5.3000%	0.0192%	5.2808%	Actual/360	60	58	360	360	04/10/2017	05/06/2017	04/06/2022	No
Loan	9	Flats East Bank Phase I	3.7%	1	CCRE	24,000,000	23,954,955	20,284,011	Mixed Use	Hospitality/Retail	5.8850%	0.0392%	5.8458%	Actual/360	120	118	360	358	03/28/2017	05/06/2017	04/06/2027	No
Loan	10	Google Kirkland Campus Phase II(32)	3.5%	1	CCRE	22,500,000	22,500,000	22,500,000	Office	Suburban	3.6739%	0.0335%	3.6404%	Actual/360	120	113	0	0	11/03/2016	12/06/2016	11/06/2026	No
Loan	11	Art Van Portfolio(32)	3.2%	5	UBSAG	20,500,000	20,500,000	17,723,227	Various	Various	4.9620%	0.0160%	4.9460%	Actual/360	120	117	360	360	03/02/2017	04/06/2017	03/06/2027	No
Property	11.01	Warren Distribution Center	1.8%	1	UBSAG	11,586,515	11,586,515		Industrial	Distribution
Property	11.02	Comstock Park Retail	0.5%	1	UBSAG	3,313,337	3,313,337		Retail	Single Tenant
Property	11.03	Grand Rapids Retail	0.4%	1	UBSAG	2,723,847	2,723,847		Retail	Single Tenant
Property	11.04	Bloomfield Hills Retail	0.2%	1	UBSAG	1,585,523	1,585,523		Retail	Single Tenant
Property	11.05	Mattress Distribution Center	0.2%	1	UBSAG	1,290,778	1,290,778		Industrial	Distribution
Loan	12	MVP Parking Portfolio	2.5%	7	CCRE	16,250,000	16,250,000	16,250,000	Other	Various	5.0300%	0.0667%	4.9633%	Actual/360	120	119	0	0	05/01/2017	06/06/2017	05/06/2027	No
Property	12.01	White Front Garage Partners	1.0%	1	CCRE	6,453,666	6,453,666		Other	Parking Facility
Property	12.02	St. Louis Seventh & Cerre	0.3%	1	CCRE	2,057,451	2,057,451		Other	Surface Parking
Property	12.03	MVP Houston San Jacinto Lot	0.3%	1	CCRE	1,820,265	1,820,265		Other	Surface Parking
Property	12.04	MVP Louisville Station Broadway	0.3%	1	CCRE	1,682,366	1,682,366		Other	Surface Parking
Property	12.05	St. Louis Broadway Group	0.3%	1	CCRE	1,671,334	1,671,334		Other	Surface Parking
Property	12.06	MVP Houston Preston Lot	0.3%	1	CCRE	1,627,206	1,627,206		Other	Surface Parking
Property	12.07	MVP Indianapolis Meridian Lot	0.1%	1	CCRE	937,712	937,712		Other	Surface Parking
Loan	13	340 Bryant (32)	2.5%	1	CCRE	16,000,000	16,000,000	14,902,081	Office	CBD	5.6750%	0.0286%	5.6464%	Actual/360	120	117	360	360	02/10/2017	04/06/2017	03/06/2027	No
Loan	14	Rearden Storage Portfolio	2.5%	3	CCRE	16,000,000	15,981,565	13,002,557	Self Storage	Self Storage	4.6500%	0.0392%	4.6108%	Actual/360	120	119	360	359	04/26/2017	06/06/2017	05/06/2027	No
Property	14.01	Forest Central Self Storage	1.1%	1	CCRE	7,100,000	7,091,819		Self Storage	Self Storage
Property	14.02	Carrollton Self Storage	1.0%	1	CCRE	6,400,000	6,392,626		Self Storage	Self Storage
Property	14.03	Frame Street Self Storage	0.4%	1	CCRE	2,500,000	2,497,120		Self Storage	Self Storage
Loan	15	Courtyard Marriott Shadyside	2.4%	1	CCRE	15,500,000	15,500,000	15,500,000	Hospitality	Select Service	5.9320%	0.0392%	5.8928%	Actual/360	60	57	0	0	02/22/2017	04/06/2017	03/06/2022	No
Loan	16	Holiday Inn Express Nashville - Downtown(32)	2.4%	1	UBSAG	15,450,000	15,257,048	12,750,092	Hospitality	Limited Service	5.1160%	0.0160%	5.1000%	Actual/360	120	109	360	349	06/10/2016	08/01/2016	07/01/2026	No
Loan	17	Brink’s Office	2.2%	1	RMF	14,400,000	14,400,000	12,480,297	Office	Suburban	5.0600%	0.0192%	5.0408%	Actual/360	120	119	360	360	04/11/2017	06/06/2017	05/06/2027	No
Loan	18	Centre Place I	2.2%	1	CCRE	14,300,000	14,300,000	14,300,000	Mixed Use	Office/Retail	5.2420%	0.0392%	5.2028%	Actual/360	120	115	0	0	12/16/2016	02/06/2017	01/06/2027	No
Loan	19	Euless Town Center	2.0%	1	UBSAG	12,750,000	12,720,884	10,471,897	Retail	Anchored	4.9700%	0.0192%	4.9508%	Actual/360	120	118	360	358	03/29/2017	05/06/2017	04/06/2027	No
Loan	20	Town Park Apartments	1.9%	1	RMF	12,500,000	12,500,000	10,874,425	Multifamily	Garden	5.2100%	0.0192%	5.1908%	Actual/360	120	117	360	360	02/13/2017	04/06/2017	03/06/2027	No
Loan	21	Baypoint Commerce Center(32)	1.6%	1	UBSAG	10,000,000	10,000,000	8,594,089	Office	Suburban	4.7330%	0.0160%	4.7170%	Actual/360	120	118	360	360	04/07/2017	05/06/2017	04/06/2027	No
Loan	22	Center West(32)	1.6%	1	UBSAG	10,000,000	10,000,000	10,000,000	Office	CBD	4.4350%	0.0160%	4.4190%	Actual/360	120	114	0	0	12/06/2016	01/06/2017	12/06/2026	No
Loan	23	Persis STNL Portfolio	1.5%	4	CCRE	9,800,000	9,800,000	9,058,817	Retail	Single Tenant	5.1520%	0.0392%	5.1128%	Actual/360	120	118	360	360	03/15/2017	05/06/2017	04/06/2027	No
Property	23.01	Outback Steakhouse Las Vegas	0.6%	1	CCRE	3,595,000	3,595,000		Retail	Single Tenant
Property	23.02	Outback Steakhouse Sanford	0.4%	1	CCRE	2,739,000	2,739,000		Retail	Single Tenant
Property	23.03	Outback Steakhouse Naperville	0.4%	1	CCRE	2,553,000	2,553,000		Retail	Single Tenant
Property	23.04	Panda Express Camillus	0.1%	1	CCRE	913,000	913,000		Retail	Single Tenant
Loan	24	Springhill Suites Tampa(33)	1.5%	1	UBSAG	9,600,000	9,582,260	8,130,491	Hospitality	Limited Service	5.9550%	0.0192%	5.9358%	Actual/360	120	118	360	358	04/06/2017	05/06/2017	04/06/2027	No
Loan	25	Hickory Corners	1.4%	1	RMF	9,300,000	9,300,000	8,435,330	Retail	Anchored	5.1800%	0.0192%	5.1608%	Actual/360	120	116	360	360	01/26/2017	03/06/2017	02/06/2027	No
Loan	26	Gwinnett MF Portfolio	1.2%	1	RMF	7,700,000	7,677,065	6,436,618	Multifamily	Garden	5.5200%	0.0192%	5.5008%	Actual/360	120	117	360	357	02/28/2017	04/06/2017	03/06/2027	No
Loan	27	Comfort Inn & Suites-Seattle	1.2%	1	RMF	7,490,000	7,467,030	6,235,727	Hospitality	Limited Service	5.3900%	0.0192%	5.3708%	Actual/360	120	117	360	357	02/17/2017	04/06/2017	03/06/2027	No
Loan	28	Highpark Corporate Center	1.1%	1	CCRE	7,300,000	7,300,000	6,355,774	Office	Suburban	5.2425%	0.0392%	5.2033%	Actual/360	120	117	360	360	02/08/2017	04/06/2017	03/06/2027	No
Loan	29	Oak Leaf Village Apartments	1.1%	1	RMF	7,250,000	7,228,062	6,047,270	Multifamily	Garden	5.4500%	0.0192%	5.4308%	Actual/360	120	117	360	357	02/21/2017	04/06/2017	03/06/2027	No
Loan	30	Walgreens Portland	1.1%	1	RMF	7,035,000	7,019,883	5,832,384	Retail	Single Tenant	5.2600%	0.0192%	5.2408%	Actual/360	120	118	360	358	03/27/2017	05/06/2017	04/06/2027	No
Loan	31	Rite Aid Portfolio Lima OH	1.0%	2	CCRE	6,600,000	6,569,418	5,551,621	Retail	Single Tenant	5.1775%	0.0392%	5.1383%	Actual/360	60	58	240	238	03/31/2017	05/06/2017	04/06/2022	No
Property	31.01	Rite Aid West Robb	0.6%	1	CCRE	3,666,000	3,649,013		Retail	Single Tenant
Property	31.02	Rite Aid 506 West Market	0.5%	1	CCRE	2,934,000	2,920,405		Retail	Single Tenant
Loan	32	AAAABCO Mini Storage	1.0%	1	RMF	6,400,000	6,386,793	5,337,787	Mixed Use	Self Storage/Retail	5.4500%	0.0192%	5.4308%	Actual/360	120	118	360	358	04/05/2017	05/06/2017	04/06/2027	No
Loan	33	Walgreens Bangor	0.9%	1	RMF	5,655,000	5,642,848	4,688,293	Retail	Single Tenant	5.2600%	0.0192%	5.2408%	Actual/360	120	118	360	358	03/27/2017	05/06/2017	04/06/2027	No
Loan	34	Orchid Centre	0.9%	1	RMF	5,600,000	5,600,000	5,188,683	Retail	Unanchored	5.3100%	0.0192%	5.2908%	Actual/360	120	117	360	360	03/09/2017	04/06/2017	03/06/2027	No
Loan	35	Microtel Georgetown	0.8%	1	CCRE	5,400,000	5,392,766	4,146,537	Hospitality	Limited Service	5.7500%	0.0392%	5.7108%	Actual/360	120	119	300	299	05/01/2017	06/06/2017	05/06/2027	No
Loan	36	KB St. Louis Dialysis Portfolio	0.8%	2	CCRE	5,218,000	5,218,000	4,801,782	Office	Medical	4.8595%	0.0867%	4.7728%	Actual/360	120	113	360	360	11/03/2016	12/06/2016	11/06/2026	No
Property	36.01	Fresenius St. Louis	0.5%	1	CCRE	3,427,250	3,427,250		Office	Medical
Property	36.02	DaVita St. Louis	0.3%	1	CCRE	1,790,750	1,790,750		Office	Medical
Loan	37	Texas Hotel Pair	0.8%	2	UBSAG	5,075,000	5,068,745	3,953,739	Hospitality	Limited Service	6.1770%	0.0192%	6.1578%	Actual/360	120	119	300	299	05/01/2017	06/06/2017	05/06/2027	No
Property	37.01	Comfort Inn & Suites	0.5%	1	UBSAG	3,501,750	3,497,434		Hospitality	Limited Service
Property	37.02	Motel 6	0.2%	1	UBSAG	1,573,250	1,571,311		Hospitality	Limited Service
Loan	38	Park Pineway Plaza	0.8%	1	RMF	4,900,000	4,900,000	4,186,789	Retail	Anchored	5.4200%	0.0192%	5.4008%	Actual/360	120	117	360	360	03/07/2017	04/06/2017	03/06/2027	No
Loan	39	123 Church Street	0.7%	1	UBSAG	4,791,000	4,780,624	3,967,309	Mixed Use	Office/Retail	5.2230%	0.0192%	5.2038%	Actual/360	120	118	360	358	03/29/2017	05/06/2017	04/06/2027	No
Loan	40	Summerhill Office Plaza	0.7%	1	UBSAG	4,350,000	4,339,961	3,566,783	Office	Suburban	4.9190%	0.0192%	4.8998%	Actual/360	120	118	360	358	03/17/2017	05/06/2017	04/06/2027	No
Loan	41	Comfort Suites Tucson	0.5%	1	CCRE	3,350,000	3,350,000	3,111,847	Hospitality	Limited Service	5.4870%	0.0392%	5.4478%	Actual/360	120	119	360	360	04/20/2017	06/06/2017	05/06/2027	No
Loan	42	Best Western Syracuse-Liverpool	0.5%	1	UBSAG	3,000,000	2,991,605	2,311,327	Hospitality	Limited Service	5.8500%	0.0192%	5.8308%	Actual/360	120	118	300	298	04/10/2017	05/06/2017	04/06/2027	No
Loan	43	Bent Tree Apartments	0.4%	1	CCRE	2,500,000	2,494,863	2,086,374	Multifamily	Garden	5.4700%	0.0867%	5.3833%	Actual/360	120	118	360	358	03/31/2017	05/06/2017	04/06/2027	No

A-1-1

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Pari Passu	Pari Passu
				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
Property			Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Maturity Date(6)	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(11)(13)	Maturity or ARD(11)(13)
Loan	1	Ohio Valley Plaza	05/06/2027	287,901	3,454,817			59	Springing Hard	Springing	No		1.48x	1.36x	0	6	87,560,000	03/02/2017	Yes	62.8%	57.7%
Loan	2	Pershing Square Building(19)(33)	05/06/2027	172,574	2,070,892			119	Springing Soft	Springing	No		2.22x	2.13x	0	6	75,000,000	03/23/2017	Yes	58.7%	58.7%
Loan	3	Crossings at Hobart(32)	03/06/2027	235,938	2,831,261	76,817	921,806	0	Springing Hard	Springing	No		1.53x	1.40x	0	6	91,800,000	04/24/2017	Yes	61.8%	48.7%
Loan	4	Yeshiva University Portfolio(32)	05/06/2032	173,699	2,084,383	521,096	6,253,150	47	Hard	In Place	No		2.16x	1.97x	0	6	346,000,000	02/06/2017	Yes	40.5%	36.1%
Property	4.01	2495 Amsterdam Avenue															108,000,000	02/06/2017	Yes
Property	4.02	215 Lexington Avenue															78,700,000	02/06/2017	Yes
Property	4.03	2520 Amsterdam Avenue															60,000,000	02/06/2017	Yes
Property	4.04	245 Lexington Avenue															56,300,000	02/06/2017	Yes
Property	4.05	253 Lexington Avenue															43,000,000	02/06/2017	Yes
Loan	5	380 Lafayette Street	05/06/2027	113,957	1,367,483			119	Hard	Springing	No		1.77x	1.73x	0	6	59,000,000	04/03/2017	Yes	55.1%	55.1%
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	03/06/2027	204,067	2,448,804	518,016	6,216,194	0	Hard	Springing	No		2.07x	1.81x	0	6	182,000,000	Various	Yes	62.9%	48.5%
Property	6.01	Hilton Anchorage															103,600,000	12/12/2016	Yes
Property	6.02	Renaissance Atlanta															78,400,000	12/30/2016	Yes
Loan	7	EIP Logistics Portfolio(32)	04/06/2027	168,597	2,023,161	69,764	837,170	22	Hard	Springing	No		1.50x	1.37x	0	6	57,900,000	Various	Yes	70.8%	59.6%
Property	7.01	Mercury Paper, Inc.															33,000,000	03/16/2017	Yes
Property	7.02	Precision Park															24,900,000	01/11/2017	Yes
Loan	8	North Creek Office Complex	04/06/2022	144,379	1,732,551			10	Springing Hard	Springing	No		1.87x	1.55x	0	6	39,100,000	02/16/2017	Yes	66.5%	62.7%
Loan	9	Flats East Bank Phase I	04/06/2027	142,122	1,705,470			0	Hard	Springing	No		1.55x	1.37x	0	6	36,520,000	12/05/2016	Yes	65.6%	55.5%
Loan	10	Google Kirkland Campus Phase II(32)	11/06/2026	69,842	838,108	155,205	1,862,463	113	Springing Hard	Springing	No		2.64x	2.56x	0	6	146,000,000	07/27/2016	Yes	49.7%	49.7%
Loan	11	Art Van Portfolio(32)	03/06/2027	109,573	1,314,874	257,897	3,094,764	21	Hard	In Place	No		1.57x	1.47x	0	6	100,850,000	Various	Yes	68.2%	58.9%
Property	11.01	Warren Distribution Center															57,000,000	01/30/2017	Yes
Property	11.02	Comstock Park Retail															16,300,000	01/27/2017	Yes
Property	11.03	Grand Rapids Retail															13,400,000	01/27/2017	Yes
Property	11.04	Bloomfield Hills Retail															7,800,000	01/31/2017	Yes
Property	11.05	Mattress Distribution Center															6,350,000	01/31/2017	Yes
Loan	12	MVP Parking Portfolio	05/06/2027	69,061	828,727			119	Hard	Springing	No		1.91x	1.88x	0	6	29,460,000	Various	Yes	55.2%	55.2%
Property	12.01	White Front Garage Partners															11,700,000	03/12/2017	Yes
Property	12.02	St. Louis Seventh & Cerre															3,730,000	03/14/2017	Yes
Property	12.03	MVP Houston San Jacinto Lot															3,300,000	03/15/2017	Yes
Property	12.04	MVP Louisville Station Broadway															3,050,000	03/07/2017	Yes
Property	12.05	St. Louis Broadway Group															3,030,000	03/14/2017	Yes
Property	12.06	MVP Houston Preston Lot															2,950,000	03/15/2017	Yes
Property	12.07	MVP Indianapolis Meridian Lot															1,700,000	03/08/2017	Yes
Loan	13	340 Bryant (32)	03/06/2027	92,611	1,111,329	85,086	1,021,033	57	Hard	Springing	No		1.47x	1.43x	0	6	52,000,000	01/09/2017	Yes	59.0%	55.0%
Loan	14	Rearden Storage Portfolio	05/06/2027	82,502	990,023			0	Springing Soft	Springing	No		1.60x	1.56x	0	6	29,120,000	Various	Yes	54.9%	44.7%
Property	14.01	Forest Central Self Storage															13,300,000	03/21/2017	Yes
Property	14.02	Carrollton Self Storage															11,220,000	03/23/2017	Yes
Property	14.03	Frame Street Self Storage															4,600,000	03/24/2017	Yes
Loan	15	Courtyard Marriott Shadyside	03/06/2022	77,686	932,230			57	Hard	Springing	No		2.04x	1.79x	0	6	27,500,000	01/01/2017	Yes	56.4%	56.4%
Loan	16	Holiday Inn Express Nashville - Downtown(32)	07/01/2026	84,038	1,008,452	310,314	3,723,768	0	Hard	Springing	No		2.10x	1.94x	5	1	118,000,000	02/27/2018	Yes	60.7%	50.7%
Loan	17	Brink’s Office	05/06/2027	77,831	933,975			23	Springing Hard	Springing	No		1.70x	1.57x	0	6	22,550,000	05/01/2017	Yes	63.9%	55.3%
Loan	18	Centre Place I	01/06/2027	63,335	760,017			115	Springing Hard	Springing	No		1.66x	1.61x	0	6	26,500,000	09/08/2016	Yes	54.0%	54.0%
Loan	19	Euless Town Center	04/06/2027	68,211	818,534			0	Springing Hard	Springing	No		1.65x	1.48x	0	6	19,700,000	02/23/2017	Yes	64.6%	53.2%
Loan	20	Town Park Apartments	03/06/2027	68,716	824,593			21	Springing Hard	Springing	No		1.63x	1.53x	0	6	18,470,000	01/10/2017	Yes	67.7%	58.9%
Loan	21	Baypoint Commerce Center(32)	04/06/2027	52,062	624,748	156,187	1,874,243	22	Springing Hard	Springing	No		2.29x	1.79x	0	6	62,000,000	01/05/2017	Yes	64.5%	55.4%
Loan	22	Center West(32)	12/06/2026	37,472	449,660	262,302	3,147,618	114	Springing Hard	Springing	No		2.15x	1.94x	0	6	209,000,000	10/20/2016	Yes	38.3%	38.3%
Loan	23	Persis STNL Portfolio	04/06/2027	53,523	642,272			58	Springing Hard	Springing	No		1.43x	1.40x	0	6	17,175,000	Various	Yes	57.1%	52.7%
Property	23.01	Outback Steakhouse Las Vegas															6,300,000	02/27/2017	Yes
Property	23.02	Outback Steakhouse Sanford															4,800,000	02/24/2017	Yes
Property	23.03	Outback Steakhouse Naperville															4,475,000	03/01/2017	Yes
Property	23.04	Panda Express Camillus															1,600,000	02/17/2017	Yes
Loan	24	Springhill Suites Tampa(33)	04/06/2027	57,279	687,353			0	Springing Hard	Springing	No		1.76x	1.57x	0	6	15,100,000	02/10/2017	Yes	63.5%	53.8%
Loan	25	Hickory Corners	02/06/2027	50,952	611,430			44	Hard	Springing	No		1.74x	1.57x	0	6	13,500,000	11/06/2016	Yes	68.9%	62.5%
Loan	26	Gwinnett MF Portfolio	03/06/2027	43,816	525,797			0	Springing Hard	Springing	No		1.31x	1.25x	0	6	10,800,000	10/27/2016	Yes	71.1%	59.6%
Loan	27	Comfort Inn & Suites-Seattle	03/06/2027	42,012	504,143			0	Springing Hard	Springing	No		1.79x	1.61x	0	6	10,900,000	12/16/2016	Yes	68.5%	57.2%
Loan	28	Highpark Corporate Center	03/06/2027	40,277	483,324			21	Springing Hard	Springing	No		1.83x	1.67x	0	6	13,600,000	12/20/2016	Yes	53.7%	46.7%
Loan	29	Oak Leaf Village Apartments	03/06/2027	40,938	491,251			0	Springing Hard	Springing	No		1.99x	1.85x	0	6	12,320,000	12/12/2016	Yes	58.7%	49.1%
Loan	30	Walgreens Portland	04/06/2027	38,891	466,693			0	Hard	In Place	No	Yes - Group A	1.24x	1.24x	0	6	10,500,000	12/28/2016	Yes	66.9%	55.5%
Loan	31	Rite Aid Portfolio Lima OH	04/06/2022	44,207	530,482			0	Hard	In Place	No		1.40x	1.39x	0	6	11,000,000	11/28/2016	Yes	59.7%	50.5%
Property	31.01	Rite Aid West Robb															6,110,000	11/28/2016	Yes
Property	31.02	Rite Aid 506 West Market															4,890,000	11/28/2016	Yes
Loan	32	AAAABCO Mini Storage	04/06/2027	36,138	433,656			0	Springing Hard	Springing	No		1.53x	1.46x	0	6	13,030,000	03/11/2017	Yes	49.0%	41.0%
Loan	33	Walgreens Bangor	04/06/2027	31,262	375,146			0	Hard	In Place	No	Yes - Group A	1.24x	1.24x	0	6	8,500,000	12/28/2016	Yes	66.4%	55.2%
Loan	34	Orchid Centre	03/06/2027	31,132	373,582			57	Springing Soft	Springing	No		1.28x	1.23x	0	6	8,275,000	01/11/2017	Yes	67.7%	62.7%
Loan	35	Microtel Georgetown	05/06/2027	33,972	407,661			0	Hard	Springing	No		1.76x	1.58x	0	6	8,700,000	01/01/2017	Yes	62.0%	47.7%
Loan	36	KB St. Louis Dialysis Portfolio	11/06/2026	27,565	330,780			53	Hard	Springing	No		1.53x	1.47x	0	6	8,040,000	10/05/2016	Yes	64.9%	59.7%
Property	36.01	Fresenius St. Louis															5,280,000	10/05/2016	Yes
Property	36.02	DaVita St. Louis															2,760,000	10/05/2016	Yes
Loan	37	Texas Hotel Pair	05/06/2027	33,250	398,995			0	Hard	Springing	No		2.42x	2.16x	0	6	10,000,000	01/31/2017	Yes	50.7%	39.5%
Property	37.01	Comfort Inn & Suites															6,900,000	01/31/2017	Yes
Property	37.02	Motel 6															3,100,000	01/31/2017	Yes
Loan	38	Park Pineway Plaza	03/06/2027	27,576	330,915			9	Springing Hard	Springing	No		1.64x	1.50x	0	6	7,700,000	02/01/2017	Yes	63.6%	54.4%
Loan	39	123 Church Street	04/06/2027	26,376	316,512			0	Hard	Springing	No		1.56x	1.45x	0	6	6,730,000	02/15/2017	Yes	71.0%	58.9%
Loan	40	Summerhill Office Plaza	04/06/2027	23,137	277,642			0	Springing Hard	Springing	No		2.24x	2.04x	0	6	8,550,000	02/01/2017	Yes	50.8%	41.7%
Loan	41	Comfort Suites Tucson	05/06/2027	18,994	227,923			59	Hard	Springing	No		2.18x	1.85x	0	6	6,400,000	01/10/2017	Yes	52.3%	48.6%
Loan	42	Best Western Syracuse-Liverpool	04/06/2027	19,055	228,659			0	Hard	Springing	No		1.94x	1.70x	0	6	5,100,000	11/01/2017	Yes	58.7%	45.3%
Loan	43	Bent Tree Apartments	04/06/2027	14,148	169,772			0	Springing Soft	Springing	No		1.35x	1.22x	0	6	3,900,000	03/07/2017	Yes	64.0%	53.5%

A-1-2

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net		Loan per Net
										Rentable Area	Units	Rentable Area
Property								Year	Year	(Sq. Ft./Units/	of	(Sq. Ft./Units/Rooms/	Prepayment Provisions	Most Recent Operating
Flag	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads/Spaces)(4)	Measure(4)	Pads/Spaces) ($)(4)(11)	(# of payments)(14)(15)(16)	Statements Date
Loan	1	Ohio Valley Plaza	50585 Valley Plaza Drive	Saint Clairsville	Belmont	OH	43950	1996	NAP	657,669	Sq. Ft.	84	L(23), YM1(93), O(4)	12/31/2016
Loan	2	Pershing Square Building(19)(33)	448 South Hill Street	Los Angeles	Los Angeles	CA	90013	1924	2007-2017	153,381	Sq. Ft.	287	L(25), YM1(91), O(4)	T-12 2/28/2017
Loan	3	Crossings at Hobart(32)	1939-3101 East 80th Avenue	Merrillville	Lake	IN	46410	1988, 1990-2009	2014-2016	772,383	Sq. Ft.	73	L(26), YM1(89), O(5)	12/31/2016
Loan	4	Yeshiva University Portfolio(32)	Various	New York	New York	NY	Various	Various	NAP	696,371	Sq. Ft.	201	L(25), D(94), O(1)	NAP
Property	4.01	2495 Amsterdam Avenue	2495 Amsterdam Avenue	New York	New York	NY	10033	1969	NAP	295,694	Sq. Ft.	180		NAP
Property	4.02	215 Lexington Avenue	215 Lexington Avenue	New York	New York	NY	10016	1962	NAP	111,270	Sq. Ft.	264		NAP
Property	4.03	2520 Amsterdam Avenue	2520 Amsterdam Avenue	New York	New York	NY	10033	1967	NAP	163,321	Sq. Ft.	173		NAP
Property	4.04	245 Lexington Avenue	245 Lexington Avenue	New York	New York	NY	10016	1969	NAP	87,927	Sq. Ft.	246		NAP
Property	4.05	253 Lexington Avenue	253 Lexington Avenue	New York	New York	NY	10016	1911	NAP	38,159	Sq. Ft.	196		NAP
Loan	5	380 Lafayette Street	380 Lafayette Street	New York	New York	NY	10003	1888	1988, 2012, 2016	45,678	Sq. Ft.	712	L(25), D(89), O(6)	T-12 2/28/2017
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	Various	Various	Various	Various	Various	Various	Various	993	Rooms	115,323	L(27), D(89), O(4)	T-12 1/31/2017
Property	6.01	Hilton Anchorage	500 West 3rd Avenue	Anchorage	Anchorage	AK	99501	1958-1984	2009	606	Rooms	107,567		T-12 1/31/2017
Property	6.02	Renaissance Atlanta	1 Hartsfield Centre Parkway	Atlanta	Fulton	GA	30354	1992	2013	387	Rooms	127,467		T-12 1/31/2017
Loan	7	EIP Logistics Portfolio(32)	Various	Various	Various	Various	Various	Various	Various	1,084,470	Sq. Ft.	38	L(26), D(91), O(3)	12/31/2016
Property	7.01	Mercury Paper, Inc.	495 Radio Station Road	Strasburg	Shenandoah	VA	22657	2008	NAP	407,248	Sq. Ft.	42		12/31/2016
Property	7.02	Precision Park	200 Frenchtown Road	North Kingstown	Washington	RI	02852	1960	2017	677,222	Sq. Ft.	18		12/31/2016
Loan	8	North Creek Office Complex	5725, 5755 and 5775 Mark Dabling Boulevard	Colorado Springs	El Paso	CO	80919	1984	NAP	323,629	Sq. Ft.	80	L(26), D(27), O(7)	12/31/2016
Loan	9	Flats East Bank Phase I	1010 Front Avenue and 1051, 1060, 1091, 1111 and 1121 West 10th Street	Cleveland	Cuyahoga	OH	44113	2013, 2015	NAP	128,070	Sq. Ft.	187	L(26), D(90), O(4)	T-12 2/28/2017
Loan	10	Google Kirkland Campus Phase II(32)	451 Seventh Avenue South	Kirkland	King	WA	98033	2015	NAP	180,844	Sq. Ft.	401	L(31), YM1(84), O(5)	NAP
Loan	11	Art Van Portfolio(32)	Various	Various	Various	MI	Various	Various	Various	1,407,911	Sq. Ft.	49	L(27), D(86), O(7)	NAP
Property	11.01	Warren Distribution Center	6340 and 6500 East 14 Mile Road	Warren	Macomb	MI	48092	1969	1976, 1982, 1985, 1987-1988, 1993, 1997, 2000, 2015	1,056,890	Sq. Ft.	37		NAP
Property	11.02	Comstock Park Retail	4273 Alpine Avenue Northwest	Comstock Park	Kent	MI	49321	1999	NAP	96,400	Sq. Ft.	115		NAP
Property	11.03	Grand Rapids Retail	4375 28th Street Southeast	Kentwood	Kent	MI	49512	1986	2001	79,212	Sq. Ft.	115		NAP
Property	11.04	Bloomfield Hills Retail	2300 South Telegraph Road	Bloomfield Hills	Oakland	MI	48302	2004	2016	46,388	Sq. Ft.	115		NAP
Property	11.05	Mattress Distribution Center	30450 and 30500 Little Mack Avenue	Roseville	Macomb	MI	48066	1968	1972, 1992, 2004, 2011-2012	129,021	Sq. Ft.	34		NAP
Loan	12	MVP Parking Portfolio	Various	Various	Various	Various	Various	Various	Various	791	Spaces	20,544	L(25), D(92), O(3)	NAP
Property	12.01	White Front Garage Partners	205 2nd Avenue North	Nashville	Davidson	TN	37201	1958	2013	155	Spaces	41,637		NAP
Property	12.02	St. Louis Seventh & Cerre	700 South 7th Street	St. Louis	Saint Louis City	MO	63102	1985	NAP	152	Spaces	13,536		NAP
Property	12.03	MVP Houston San Jacinto Lot	415 1/2 San Jacinto Street	Houston	Harris	TX	77002	1960	1975	85	Spaces	21,415		NAP
Property	12.04	MVP Louisville Station Broadway	300 West Broadway	Louisville	Jefferson	KY	40202	1988	NAP	165	Spaces	10,196		NAP
Property	12.05	St. Louis Broadway Group	619 South Broadway	St. Louis	Saint Louis City	MO	63102	1970	NAP	152	Spaces	10,996		NAP
Property	12.06	MVP Houston Preston Lot	1102 Preston Street	Houston	Harris	TX	77002	1960	NAP	46	Spaces	35,374		NAP
Property	12.07	MVP Indianapolis Meridian Lot	239 South Meridian Street	Indianapolis	Marion	IN	46225	1939	NAP	36	Spaces	26,048		NAP
Loan	13	340 Bryant (32)	340 Bryant Street	San Francisco	San Francisco	CA	94107	1932	2015	62,270	Sq. Ft.	493	L(27), D(87), O(6)	NAP
Loan	14	Rearden Storage Portfolio	Various	Various	Various	TX	Various	Various	NAP	249,554	Sq. Ft.	64	L(25), D(92), O(3)	T-12 2/28/2017
Property	14.01	Forest Central Self Storage	11550 Forest Central Drive	Dallas	Dallas	TX	75243	1996	NAP	77,757	Sq. Ft.	91		T-12 2/28/2017
Property	14.02	Carrollton Self Storage	2422 Marsh Lane	Carrollton	Dallas	TX	75006	1995-1996	NAP	112,722	Sq. Ft.	57		T-12 2/28/2017
Property	14.03	Frame Street Self Storage	816 Frame Street	Denton	Denton	TX	76209	1986	NAP	59,075	Sq. Ft.	42		T-12 2/28/2017
Loan	15	Courtyard Marriott Shadyside	5308 Liberty Avenue	Pittsburgh	Allegheny	PA	15224	2003	2014	132	Rooms	117,424	L(27), D(29), O(4)	12/31/2016
Loan	16	Holiday Inn Express Nashville - Downtown(32)	920 Broadway	Nashville	Davidson	TN	37203	1968	2016	287	Rooms	249,458	L(35), D(81), O(4)	T-12 1/31/2017
Loan	17	Brink’s Office	555 Dividend Drive	Coppell	Dallas	TX	75019	2002	2017	101,844	Sq. Ft.	141	L(25), D(88), O(7)	12/31/2016
Loan	18	Centre Place I	1231 South California Boulevard	Walnut Creek	Contra Costa	CA	94596	2010	NAP	17,707	Sq. Ft.	808	L(29), D(87), O(4)	12/31/2015
Loan	19	Euless Town Center	1201 Airport Freeway	Euless	Tarrant	TX	76040	1982	NAP	239,519	Sq. Ft.	53	L(26), D(90), O(4)	T-12 1/31/2017
Loan	20	Town Park Apartments	10201 Harwin Drive	Houston	Harris	TX	77036	1976	2014-2016	340	Units	36,765	L(27), D(89), O(4)	12/31/2016
Loan	21	Baypoint Commerce Center(32)	877 Executive Center Drive	St. Petersburg	Pinellas	FL	33702	1971-2000	2016	689,778	Sq. Ft.	58	L(26), D(89), O(5)	12/31/2016
Loan	22	Center West(32)	10877 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90024	1985-1990	NAP	349,298	Sq. Ft.	229	L(24), YM2(92), O(4)	T-12 8/31/2016
Loan	23	Persis STNL Portfolio	Various	Various	Various	Various	Various	Various	Various	21,514	Sq. Ft.	456	L(23), YM1(93), O(4)	NAP
Property	23.01	Outback Steakhouse Las Vegas	7380 South Las Vegas Boulevard	Las Vegas	Clark	NV	89123	2005	2016	6,317	Sq. Ft.	569		NAP
Property	23.02	Outback Steakhouse Sanford	180 Hickman Drive	Sanford	Seminole	FL	32771	1996	NAP	6,194	Sq. Ft.	442		NAP
Property	23.03	Outback Steakhouse Naperville	2855 West Ogden Avenue	Naperville	DuPage	IL	60540	1994	2016	6,227	Sq. Ft.	410		NAP
Property	23.04	Panda Express Camillus	3604 West Genesee Street	Camillus	Onondaga	NY	13219	2015	NAP	2,776	Sq. Ft.	329		NAP
Loan	24	Springhill Suites Tampa(33)	1051 South Falkenburg Road	Tampa	Hillsborough	FL	33619	2008	2014, 2015	103	Rooms	93,032	L(26), D(90), O(4)	T-12 1/31/2017
Loan	25	Hickory Corners	1718 US Highway 70 Southeast	Hickory	Catawba	NC	28602	1986	NAP	156,474	Sq. Ft.	59	L(28), D(88), O(4)	T-12 11/30/2016
Loan	26	Gwinnett MF Portfolio	1000 Hampton Square Drive	Lawrenceville	Gwinnett	GA	30046	1983,1984, 1986, 1996	NAP	129	Units	59,512	L(27), D(89), O(4)	T-12 1/31/2017
Loan	27	Comfort Inn & Suites-Seattle	13700 Aurora Avenue North	Seattle	King	WA	98133	1990	2016	72	Rooms	103,709	L(27), D(86), O(7)	12/31/2016
Loan	28	Highpark Corporate Center	23436-23456 Madero	Mission Viejo	Orange	CA	92691	1985	NAP	67,141	Sq. Ft.	109	L(27), YM1(87), O(6)	T-12 10/31/2016
Loan	29	Oak Leaf Village Apartments	100 Dyna Drive	Houston	Harris	TX	77060	1973	NAP	228	Units	31,702	L(27), D(89), O(4)	12/31/2016
Loan	30	Walgreens Portland	340 Allen Avenue	Portland	Cumberland	ME	04103	2010	NAP	14,096	Sq. Ft.	498	L(26), D(90), O(4)	T-12 2/28/2017
Loan	31	Rite Aid Portfolio Lima OH	Various	Lima	Allen	OH	45801	2006	NAP	29,128	Sq. Ft.	226	L(26), D(30), O(4)	12/31/2016
Property	31.01	Rite Aid West Robb	302 West Robb Avenue	Lima	Allen	OH	45801	2006	NAP	14,564	Sq. Ft.	251		12/31/2016
Property	31.02	Rite Aid 506 West Market	506 West Market Street	Lima	Allen	OH	45801	2006	NAP	14,564	Sq. Ft.	201		12/31/2016
Loan	32	AAAABCO Mini Storage	6740 Boulder Highway	Las Vegas	Clark	NV	89122	1973, 2006	2016	140,598	Sq. Ft.	45	L(23), YM1(93), O(4)	T-12 2/28/2017
Loan	33	Walgreens Bangor	97 Oak Street	Bangor	Penobscot	ME	04401	2009	NAP	11,500	Sq. Ft.	491	L(26), D(90), O(4)	T-12 2/28/2017
Loan	34	Orchid Centre	4150 West Eldorado Parkway	McKinney	Collin	TX	75070	2001	NAP	24,363	Sq. Ft.	230	L(24), YM1(89), O(7)	12/31/2016
Loan	35	Microtel Georgetown	22297 Dupont Boulevard	Georgetown	Sussex	DE	19947	2014	NAP	78	Rooms	69,138	L(25), D(92), O(3)	T-12 2/28/2017
Loan	36	KB St. Louis Dialysis Portfolio	Various	Various	St. Louis	MO	Various	2016	NAP	15,752	Sq. Ft.	331	L(31), D(86), O(3)	12/31/2015
Property	36.01	Fresenius St. Louis	2840 Target Drive	St. Louis	St. Louis	MO	63136	2016	NAP	7,700	Sq. Ft.	445		12/31/2015
Property	36.02	DaVita St. Louis	8980 Natural Bridge Road	Bel-Ridge	St. Louis	MO	63121	2016	NAP	8,052	Sq. Ft.	222		12/31/2015
Loan	37	Texas Hotel Pair	Various	Eagle Pass	Maverick	TX	78852	Various	NAP	118	Rooms	42,955	L(25), D(91), O(4)	T-12 2/28/2017
Property	37.01	Comfort Inn & Suites	402 South Texas Drive	Eagle Pass	Maverick	TX	78852	2013-2014	NAP	60	Rooms	58,291		T-12 2/28/2017
Property	37.02	Motel 6	2338 East Main Street	Eagle Pass	Maverick	TX	78852	2009-2010	NAP	58	Rooms	27,092		T-12 2/28/2017
Loan	38	Park Pineway Plaza	4421 South White Mountain Road	Show Low	Navajo	AZ	85901	1989	NAP	85,851	Sq. Ft.	57	L(27), D(89), O(4)	12/31/2016
Loan	39	123 Church Street	123 Church Street	New Haven	New Haven	CT	06510	1832	1984-1986, 2003, 2013	38,874	Sq. Ft.	123	L(26), D(89), O(5)	NAP
Loan	40	Summerhill Office Plaza	7473 West Lake Mead Boulevard	Las Vegas	Clark	NV	89128	1999	NAP	54,352	Sq. Ft.	80	L(26), D(90), O(4)	T-12 1/31/2017
Loan	41	Comfort Suites Tucson	515 West Auto Mall Drive	Tucson	Pima	AZ	85705	1998	2013, 2014	86	Rooms	38,953	L(25), D(91), O(4)	T-12 3/31/2017
Loan	42	Best Western Syracuse-Liverpool	136 Transistor Parkway	Liverpool	Onondaga	NY	13088	2003	2011	61	Rooms	49,043	L(26), D(90), O(4)	T-12 2/28/2017
Loan	43	Bent Tree Apartments	410 Oakwood Avenue	Hot Springs	Garland	AR	71913	1992	NAP	74	Units	33,714	L(26), YM1(91), O(3)	T-12 2/28/2017

A-1-3

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten
Flag	ID	Property Name	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)
Loan	1	Ohio Valley Plaza	6,029,329	855,000	5,174,328	12/31/2015	6,162,002	1,044,338	5,117,664	12/31/2014	6,039,024	839,542	5,199,482	9.3%	8.5%	5,502,869	6,022,356
Loan	2	Pershing Square Building(19)(33)	5,108,898	1,443,944	3,664,954	12/31/2016	4,908,731	1,421,753	3,486,978	12/31/2015	4,316,441	1,238,024	3,078,416	10.5%	10.0%	5,908,934	6,390,108
Loan	3	Crossings at Hobart(32)	9,391,290	3,537,352	5,853,938	12/31/2015	9,148,350	3,671,439	5,476,911	12/31/2014	9,346,160	4,053,251	5,292,909	10.1%	9.2%	6,890,528	9,202,949
Loan	4	Yeshiva University Portfolio(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.9%	11.7%	19,094,070	18,026,336
Property	4.01	2495 Amsterdam Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			7,375,149	6,932,640
Property	4.02	215 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			3,848,809	3,656,369
Property	4.03	2520 Amsterdam Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			3,927,891	3,692,217
Property	4.04	245 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			2,893,072	2,748,419
Property	4.05	253 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			1,049,149	996,691
Loan	5	380 Lafayette Street	1,841,572	631,938	1,209,634	12/31/2016	1,777,064	613,344	1,163,720	12/31/2015	1,764,310	591,557	1,172,753	7.4%	7.3%	3,285,390	3,183,821
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	50,552,560	32,379,885	18,172,675	12/31/2016	50,570,731	32,478,907	18,091,824	12/31/2015	51,526,380	34,932,216	16,594,165	15.7%	13.7%	50,254,774	50,254,774
Property	6.01	Hilton Anchorage	23,073,940	14,450,386	8,623,554	12/31/2016	23,179,796	14,528,484	8,651,312	12/31/2015	24,591,971	15,257,381	9,334,591			23,010,897	23,010,897
Property	6.02	Renaissance Atlanta	27,478,620	17,929,499	9,549,121	12/31/2016	27,390,935	17,950,423	9,440,511	12/31/2015	26,934,409	19,674,835	7,259,574			27,243,877	27,243,877
Loan	7	EIP Logistics Portfolio(32)	5,197,244	1,090,454	4,106,789	12/31/2015	5,233,624	1,260,109	3,973,515	12/31/2014	5,187,710	1,272,746	3,914,964	10.5%	9.6%	5,280,624	5,707,390
Property	7.01	Mercury Paper, Inc.	2,937,453	231,537	2,705,916	12/31/2015	2,858,760	219,042	2,639,718	12/31/2014	2,785,031	218,305	2,566,726			2,835,163	3,025,885
Property	7.02	Precision Park	2,259,790	858,917	1,400,873	12/31/2015	2,374,864	1,041,067	1,333,797	12/31/2014	2,402,679	1,054,441	1,348,238			2,445,461	2,681,505
Loan	8	North Creek Office Complex	4,809,711	2,310,681	2,499,031	12/31/2015	3,650,892	2,264,111	1,386,781	NAP	NAP	NAP	NAP	12.5%	10.3%	3,400,453	5,853,620
Loan	9	Flats East Bank Phase I	8,145,282	5,395,097	2,750,185	12/31/2016	8,327,876	5,491,506	2,836,370	12/31/2015	8,213,233	5,511,750	2,701,483	11.1%	9.8%	8,132,914	8,132,914
Loan	10	Google Kirkland Campus Phase II(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.5%	7,419,939	9,585,766
Loan	11	Art Van Portfolio(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.1%	9.4%	7,295,601	7,134,388
Property	11.01	Warren Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			4,069,027	3,978,976
Property	11.02	Comstock Park Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			1,205,000	1,178,427
Property	11.03	Grand Rapids Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			990,150	968,421
Property	11.04	Bloomfield Hills Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			579,850	566,984
Property	11.05	Mattress Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			451,574	441,580
Loan	12	MVP Parking Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.7%	9.6%	1,892,000	1,884,402
Property	12.01	White Front Garage Partners	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			700,000	665,000
Property	12.02	St. Louis Seventh & Cerre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			225,000	233,539
Property	12.03	MVP Houston San Jacinto Lot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			264,000	266,760
Property	12.04	MVP Louisville Station Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			200,000	215,000
Property	12.05	St. Louis Broadway Group	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			180,000	190,600
Property	12.06	MVP Houston Preston Lot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			228,000	216,600
Property	12.07	MVP Indianapolis Meridian Lot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			95,000	96,903
Loan	13	340 Bryant (32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.2%	10.0%	3,999,600	4,393,984
Loan	14	Rearden Storage Portfolio	2,575,056	877,408	1,697,648	12/31/2016	2,557,690	893,148	1,664,542	12/31/2015	2,399,128	886,066	1,513,062	9.9%	9.7%	2,908,078	2,550,564
Property	14.01	Forest Central Self Storage	1,068,701	329,593	739,108	12/31/2016	1,060,966	335,744	725,222	12/31/2015	1,054,577	347,611	706,966			1,237,409	1,066,548
Property	14.02	Carrollton Self Storage	1,039,552	341,347	698,206	12/31/2016	1,041,720	345,284	696,436	12/31/2015	951,015	348,427	602,588			1,070,988	1,017,548
Property	14.03	Frame Street Self Storage	466,803	206,469	260,334	12/31/2016	455,004	212,121	242,883	12/31/2015	393,536	190,028	203,508			599,681	466,468
Loan	15	Courtyard Marriott Shadyside	5,832,053	3,913,034	1,919,019	12/31/2015	6,535,104	4,172,746	2,362,358	12/31/2014	6,243,123	4,052,835	2,190,288	12.3%	10.8%	5,045,905	5,818,989
Loan	16	Holiday Inn Express Nashville - Downtown(32)	18,476,097	8,871,866	9,604,231	12/31/2015	18,714,705	8,448,778	10,265,927	12/31/2014	17,454,968	8,373,140	9,081,828	13.9%	12.8%	18,138,063	19,603,998
Loan	17	Brink’s Office	1,002,894		1,002,894	12/31/2015	1,504,341		1,504,341	12/31/2014	1,504,341		1,504,341	11.0%	10.2%	1,517,476	2,381,652
Loan	18	Centre Place I	1,578,598	416,796	1,161,802	12/31/2014	1,533,062	412,494	1,120,568	NAP	NAP	NAP	NAP	8.8%	8.6%	1,372,473	1,740,030
Loan	19	Euless Town Center	1,724,172	564,417	1,159,755	12/31/2016	1,590,922	564,486	1,026,435	12/31/2015	1,696,314	525,150	1,171,164	10.6%	9.5%	1,404,760	1,888,728
Loan	20	Town Park Apartments	2,745,487	1,237,562	1,507,925	12/31/2015	2,492,609	1,208,963	1,283,646	12/31/2014	2,269,879	1,261,029	1,008,850	10.8%	10.1%	2,602,872	2,714,464
Loan	21	Baypoint Commerce Center(32)	9,134,443	5,503,916	3,630,527	12/31/2015	8,174,845	5,712,932	2,461,913	12/31/2014	7,518,355	5,609,065	1,909,290	14.3%	11.2%	10,605,496	11,530,554
Loan	22	Center West(32)	13,076,932	5,912,256	7,164,676	12/31/2015	12,153,426	5,478,358	6,675,068	12/31/2014	12,965,924	5,536,272	7,429,652	9.7%	8.7%	11,256,360	13,841,932
Loan	23	Persis STNL Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	9.2%	982,812	955,898
Property	23.01	Outback Steakhouse Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			364,479	353,545
Property	23.02	Outback Steakhouse Sanford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			275,670	267,400
Property	23.03	Outback Steakhouse Naperville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			256,982	249,273
Property	23.04	Panda Express Camillus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			85,680	85,680
Loan	24	Springhill Suites Tampa(33)	3,201,966	2,019,271	1,182,695	12/31/2016	3,166,610	1,974,926	1,191,685	12/31/2015	2,971,252	1,846,283	1,124,968	12.6%	11.3%	3,147,538	3,201,966
Loan	25	Hickory Corners	907,775	241,831	665,944	12/31/2015	1,104,557	242,525	862,032	12/31/2014	1,106,115	243,862	862,253	11.5%	10.3%	1,173,184	1,342,349
Loan	26	Gwinnett MF Portfolio	1,072,488	358,408	714,080	12/31/2015	1,039,045	336,877	702,168	12/31/2014	1,036,873	322,688	714,184	9.0%	8.6%	1,127,676	1,083,787
Loan	27	Comfort Inn & Suites-Seattle	2,241,654	1,324,817	916,836	12/31/2015	2,139,536	1,274,287	865,249	12/31/2014	1,889,796	1,175,420	714,376	12.1%	10.9%	2,235,578	2,235,578
Loan	28	Highpark Corporate Center	1,167,831	422,383	745,448	12/31/2015	868,153	367,885	500,268	12/31/2014	973,918	357,876	616,042	12.1%	11.0%	1,459,809	1,349,650
Loan	29	Oak Leaf Village Apartments	1,989,002	920,611	1,068,391	12/31/2015	1,836,705	885,905	950,800	12/31/2014	1,718,068	885,171	832,897	13.5%	12.6%	2,054,460	2,033,167
Loan	30	Walgreens Portland	580,000		580,000	12/31/2016	580,000		580,000	12/31/2015	580,000		580,000	8.3%	8.3%	580,000	580,000
Loan	31	Rite Aid Portfolio Lima OH	805,244		805,244	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	11.2%	805,244	764,982
Property	31.01	Rite Aid West Robb	447,260		447,260	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			447,260	424,897
Property	31.02	Rite Aid 506 West Market	357,984		357,984	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			357,984	340,085
Loan	32	AAAABCO Mini Storage	1,004,346	388,733	615,614	12/31/2016	981,090	386,506	594,584	12/31/2015	841,457	359,351	482,106	10.4%	9.9%	989,586	1,066,522
Loan	33	Walgreens Bangor	465,000		465,000	12/31/2016	465,000		465,000	12/31/2015	465,000		465,000	8.2%	8.2%	465,000	465,000
Loan	34	Orchid Centre	819,916	285,336	534,580	12/31/2015	810,954	251,659	559,295	12/31/2014	858,552	239,037	619,515	8.6%	8.2%	505,114	771,885
Loan	35	Microtel Georgetown	1,821,415	1,000,412	821,003	12/31/2016	1,772,530	980,674	791,856	12/31/2015	1,354,646	831,964	522,682	13.3%	12.0%	1,808,110	1,837,778
Loan	36	KB St. Louis Dialysis Portfolio	513,022		513,022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.7%	9.3%	540,239	664,351
Property	36.01	Fresenius St. Louis	339,904		339,904	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			367,121	425,408
Property	36.02	DaVita St. Louis	173,118		173,118	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			173,118	238,943
Loan	37	Texas Hotel Pair	2,578,399	1,598,324	980,075	12/31/2016	2,526,124	1,575,837	950,287	12/31/2015	2,449,935	1,349,271	1,100,664	19.0%	17.0%	2,553,409	2,578,399
Property	37.01	Comfort Inn & Suites	1,697,537	1,026,418	671,119	12/31/2016	1,637,482	1,003,345	634,137	12/31/2015	1,530,258	810,074	720,183			1,686,090	1,697,537
Property	37.02	Motel 6	880,861	571,905	308,956	12/31/2016	888,642	572,492	316,149	12/31/2015	919,677	539,196	380,481			867,319	880,861
Loan	38	Park Pineway Plaza	655,662	169,393	486,269	12/31/2015	502,865	173,069	329,796	12/31/2014	507,353	175,222	332,131	11.1%	10.1%	605,519	667,799
Loan	39	123 Church Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	9.6%	620,895	828,164
Loan	40	Summerhill Office Plaza	905,200	255,420	649,780	12/31/2016	902,782	300,057	602,725	12/31/2015	919,031	328,730	590,301	14.3%	13.0%	723,430	879,260
Loan	41	Comfort Suites Tucson	1,910,204	1,421,706	488,497	12/31/2016	1,852,319	1,398,440	453,879	12/31/2015	1,649,924	1,292,866	357,058	14.8%	12.6%	1,850,360	1,910,205
Loan	42	Best Western Syracuse-Liverpool	1,390,950	887,141	503,809	12/31/2015	1,307,808	829,829	477,979	12/31/2014	1,272,554	853,484	419,070	14.9%	13.0%	1,372,239	1,390,950
Loan	43	Bent Tree Apartments	468,944	237,183	231,761	12/31/2016	472,934	228,965	243,969	12/31/2015	451,540	224,262	227,278	9.2%	8.3%	480,021	468,944

A-1-4

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)	Interest(17)	Expiration(18)	Extension Terms(18)	Largest Tenant (19)(20)(21)(22)(24)	Sq. Ft.	Expiration(21)	2nd Largest Tenant(20)(21)(22)(23)(24)	Sq. Ft.	Expiration(21)
Loan	1	Ohio Valley Plaza	912,832	5,109,525	98,650	328,834	4,682,040	Fee Simple			Wal-Mart Supercenter	200,659	01/31/2027	Lowe’s	130,497	11/30/2021
Loan	2	Pershing Square Building(19)(33)	1,787,133	4,602,975	38,345	153,381	4,411,249	Fee Simple			Turner Broadcasting System	21,631	03/31/2018	Perch	14,969	12/31/2031
Loan	3	Crossings at Hobart(32)	3,466,333	5,736,616	110,724	386,192	5,239,701	Fee Simple			Wal-Mart Real Estate Business Trust dba Walmart Supercenter	206,408	03/31/2023	Burlington Coat Factory of Indiana, LLC dba Burlington Coat Factory	102,788	01/31/2021
Loan	4	Yeshiva University Portfolio(32)		18,026,336	232,828	1,392,742	16,400,766	Fee Simple
Property	4.01	2495 Amsterdam Avenue		6,932,640	73,960	591,388	6,267,292	Fee Simple			Yeshiva University	295,694	04/30/2037	NAP	NAP	NAP
Property	4.02	215 Lexington Avenue		3,656,369	9,919	222,540	3,423,910	Fee Simple			Yeshiva University	111,270	04/30/2037	NAP	NAP	NAP
Property	4.03	2520 Amsterdam Avenue		3,692,217	39,994	326,642	3,325,581	Fee Simple			Yeshiva University	163,321	04/30/2037	NAP	NAP	NAP
Property	4.04	245 Lexington Avenue		2,748,419	66,117	175,854	2,506,448	Fee Simple			Yeshiva University	87,927	04/30/2037	NAP	NAP	NAP
Property	4.05	253 Lexington Avenue		996,691	42,838	76,318	877,535	Fee Simple			Yeshiva University	38,159	04/30/2037	NAP	NAP	NAP
Loan	5	380 Lafayette Street	764,686	2,419,134	10,578	45,678	2,362,878	Fee Simple			Select Equity	45,678	04/30/2037	NAP	NAP	NAP
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	32,299,376	17,955,398	2,282,630		15,672,769	Various
Property	6.01	Hilton Anchorage	14,435,058	8,575,839	920,436		7,655,403	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	Renaissance Atlanta	17,864,317	9,379,560	1,362,194		8,017,366	Leasehold	06/28/2078		NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	EIP Logistics Portfolio(32)	1,415,568	4,291,822	120,000	240,000	3,931,822	Fee Simple
Property	7.01	Mercury Paper, Inc.	375,058	2,650,827	45,063	90,127	2,515,638	Fee Simple			Mercury Paper, Inc.	407,248	07/31/2024	NAP	NAP	NAP
Property	7.02	Precision Park	1,040,510	1,640,995	74,937	149,873	1,416,184	Fee Simple			Amtrol	228,088	04/30/2020	Anvil International	204,868	03/31/2022
Loan	8	North Creek Office Complex	2,613,816	3,239,804	64,726	485,444	2,689,635	Fee Simple			CSAA Insurance Services, LLC	73,701	10/31/2018	Firstsource Group USA, Inc.	64,374	07/31/2020
Loan	9	Flats East Bank Phase I	5,484,864	2,648,050	270,604	38,141	2,339,305	Fee Simple			EB Fitness	16,071	12/31/2017	Bold Eatery	5,689	12/31/2025
Loan	10	Google Kirkland Campus Phase II(32)	2,460,526	7,125,240	36,169	180,844	6,908,227	Fee Simple			Google	125,520	11/30/2027	Google	55,324	01/31/2029
Loan	11	Art Van Portfolio(32)	214,032	6,920,356	185,242	243,737	6,491,378	Fee Simple
Property	11.01	Warren Distribution Center	119,369	3,859,607	105,689	97,133	3,656,785	Fee Simple			Art Van Furniture, Inc.	1,056,890	02/28/2037	NAP	NAP	NAP
Property	11.02	Comstock Park Retail	35,353	1,143,074	25,355	54,147	1,063,572	Fee Simple			Art Van Furniture, Inc.	96,400	02/28/2037	NAP	NAP	NAP
Property	11.03	Grand Rapids Retail	29,053	939,369	23,888	44,492	870,988	Fee Simple			Art Van Furniture, Inc.	79,212	02/28/2037	NAP	NAP	NAP
Property	11.04	Bloomfield Hills Retail	17,010	549,974	17,407	26,056	506,512	Fee Simple			Art Van Furniture, Inc.	46,388	02/28/2037	NAP	NAP	NAP
Property	11.05	Mattress Distribution Center	13,247	428,333	12,902	21,909	393,521	Fee Simple			Art Van Furniture, Inc.	129,021	02/28/2037	NAP	NAP	NAP
Loan	12	MVP Parking Portfolio	304,937	1,579,465	23,936		1,555,530	Fee Simple
Property	12.01	White Front Garage Partners	25,614	639,386	7,942		631,444	Fee Simple			Premier Parking	155	09/30/2026	NAP	NAP	NAP
Property	12.02	St. Louis Seventh & Cerre	23,607	209,932	3,800		206,132	Fee Simple			St. Louis Parking Company (Lot)	152	01/31/2022	NAP	NAP	NAP
Property	12.03	MVP Houston San Jacinto Lot	110,284	156,476	2,219		154,257	Fee Simple			iPark Services (Lot)	85	11/30/2026	NAP	NAP	NAP
Property	12.04	MVP Louisville Station Broadway	51,620	163,380	4,125		159,255	Fee Simple			Riverside Parking (Lot)	165	08/22/2021	NAP	NAP	NAP
Property	12.05	St. Louis Broadway Group	26,355	164,245	3,800		160,445	Fee Simple			St. Louis Parking Company (Lot)	152	01/31/2022	NAP	NAP	NAP
Property	12.06	MVP Houston Preston Lot	45,564	171,036	1,150		169,886	Fee Simple			iPark Services (Lot)	46	11/30/2026	NAP	NAP	NAP
Property	12.07	MVP Indianapolis Meridian Lot	21,893	75,010	900		74,110	Fee Simple			Denison (Lot)	36	01/14/2026	NAP	NAP	NAP
Loan	13	340 Bryant (32)	1,261,563	3,132,422	12,454	62,271	3,057,696	Fee Simple			Switchfly, Inc.	47,673	11/30/2025	Skullcandy, Inc.	14,597	03/31/2023
Loan	14	Rearden Storage Portfolio	969,599	1,580,966	35,251		1,545,715	Fee Simple
Property	14.01	Forest Central Self Storage	366,854	699,694	11,285		688,410	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	14.02	Carrollton Self Storage	378,942	638,606	14,330		624,277	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	14.03	Frame Street Self Storage	223,803	242,665	9,636		233,029	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Courtyard Marriott Shadyside	3,919,281	1,899,708	232,760		1,666,949	Fee Simple / Leasehold	02/26/2042	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Holiday Inn Express Nashville - Downtown(32)	9,660,974	9,943,024	784,160		9,158,865	Fee Simple / Leasehold	12/31/2017	11, 1-year options	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Brink’s Office	796,571	1,585,081	15,277	101,844	1,467,960	Fee Simple			Brink’s Incorporated	101,844	04/30/2027	NAP	NAP	NAP
Loan	18	Centre Place I	477,531	1,262,499	3,541	35,414	1,223,544	Fee Simple			Charles Schwab & Co.	13,157	01/31/2026	The Habit Burger	1,800	11/30/2020
Loan	19	Euless Town Center	540,427	1,348,301	59,880	79,069	1,209,353	Fee Simple			IT’Z FEC Euless, LLC	61,453	10/31/2020	Channel Control Merchants	35,848	04/30/2021
Loan	20	Town Park Apartments	1,366,959	1,347,505	85,000		1,262,505	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Baypoint Commerce Center(32)	5,810,777	5,719,777	137,956	1,114,113	4,467,708	Fee Simple			COX Target Media Inc.	49,013	12/31/2022	Wright National Flood Insurance	35,168	04/30/2023
Loan	22	Center West(32)	6,099,920	7,742,012	69,860	681,519	6,990,633	Leasehold	12/23/2085	None	Merrill Lynch	23,121	04/30/2022	Aurora Capital Group	22,911	03/31/2021
Loan	23	Persis STNL Portfolio	36,682	919,215	2,820	15,948	900,447	Fee Simple
Property	23.01	Outback Steakhouse Las Vegas	12,980	340,565	948	5,376	334,241	Fee Simple			Outback Steakhouse	6,317	03/09/2032	NAP	NAP	NAP
Property	23.02	Outback Steakhouse Sanford	11,142	256,258	936	5,268	250,054	Fee Simple			Outback Steakhouse	6,194	03/09/2032	NAP	NAP	NAP
Property	23.03	Outback Steakhouse Naperville	10,810	238,462	936	5,304	232,222	Fee Simple			Outback Steakhouse	6,227	03/16/2032	NAP	NAP	NAP
Property	23.04	Panda Express Camillus	1,750	83,930			83,930	Fee Simple	12/31/2035	5 options, 5 years each	Panda Express	2,776	02/14/2036	NAP	NAP	NAP
Loan	24	Springhill Suites Tampa(33)	1,993,591	1,208,376	128,079		1,080,297	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Hickory Corners	276,001	1,066,348	23,471	84,000	958,877	Fee Simple			Hamrick’s, Incorporated	50,022	03/31/2021	Conn Appliances, Inc.	44,994	05/31/2027
Loan	26	Gwinnett MF Portfolio	393,886	689,901	32,250		657,651	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Comfort Inn & Suites-Seattle	1,332,651	902,927	89,423		813,504	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Highpark Corporate Center	462,925	886,725	13,428	67,141	806,156	Fee Simple			Fusion Learning, Inc.	12,133	06/30/2025	Orange County Charter School	11,110	11/30/2020
Loan	29	Oak Leaf Village Apartments	1,056,850	976,316	68,400		907,916	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Walgreens Portland		580,000			580,000	Fee Simple			Walgreens Co.	14,096	02/28/2085	NAP	NAP	NAP
Loan	31	Rite Aid Portfolio Lima OH	22,949	742,033	5,826		736,207	Fee Simple
Property	31.01	Rite Aid West Robb	12,747	412,151	2,913		409,238	Fee Simple			Rite Aid	14,564	01/31/2027	NAP	NAP	NAP
Property	31.02	Rite Aid 506 West Market	10,203	329,882	2,913		326,969	Fee Simple			Rite Aid	14,564	01/31/2027	NAP	NAP	NAP
Loan	32	AAAABCO Mini Storage	403,931	662,591	21,090	8,535	632,967	Fee Simple			Leslie’s Poolmart, Inc.	34,138	01/31/2023	NAP	NAP	NAP
Loan	33	Walgreens Bangor		465,000			465,000	Fee Simple			Walgreens Co.	11,500	09/30/2084	NAP	NAP	NAP
Loan	34	Orchid Centre	292,590	479,296	4,385	17,054	457,856	Fee Simple			EAS Bar Concepts Inc	3,912	02/28/2021	Dos Charros TexMex	3,136	02/29/2020
Loan	35	Microtel Georgetown	1,119,126	718,652	73,511		645,141	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	KB St. Louis Dialysis Portfolio	159,457	504,893	1,575	15,752	487,566	Fee Simple
Property	36.01	Fresenius St. Louis	77,808	347,599	770	7,700	339,129	Fee Simple			Fresenius Medical Care	7,700	06/30/2031	NAP	NAP	NAP
Property	36.02	DaVita St. Louis	81,649	157,294	805	8,052	148,437	Fee Simple			DaVita Dialysis	8,052	11/30/2031	NAP	NAP	NAP
Loan	37	Texas Hotel Pair	1,614,756	963,642	103,136		860,506	Fee Simple
Property	37.01	Comfort Inn & Suites	1,032,810	664,727	67,901		596,826	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	37.02	Motel 6	581,947	298,915	35,234		263,680	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Park Pineway Plaza	124,869	542,929	12,878	34,340	495,711	Fee Simple			Big Lots	29,351	01/31/2021	Sportsman’s Warehouse	26,165	06/30/2025
Loan	39	123 Church Street	334,051	494,113	7,136	29,158	457,818	Fee Simple			Square 9 Softworks, Inc.	30,000	08/15/2022	Connecticut CVS Pharmacy, L.L.C.	8,874	01/31/2032
Loan	40	Summerhill Office Plaza	257,703	621,557	13,044	42,655	565,858	Fee Simple			Summerhill Executive	27,476	06/30/2025	ProCare Hospice	7,003	02/28/2018
Loan	41	Comfort Suites Tucson	1,413,258	496,947	76,408		420,538	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Best Western Syracuse-Liverpool	946,547	444,403	55,638		388,765	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Bent Tree Apartments	239,694	229,250	22,200		207,050	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP

A-1-5

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

														Upfront
Property					Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	3rd Largest Tenant(21)(24)	Sq. Ft.	Expiration(21)	4th Largest Tenant(21)	Sq. Ft.	Expiration(21)	5th Largest Tenant(21)	Sq. Ft.	Expiration(21)	Occupancy	As-of Date	Reserves($)(26)
Loan	1	Ohio Valley Plaza	Sam’s Club	113,661	04/15/2022	Kroger	63,265	06/30/2025	Value City Furniture	34,900	01/31/2021	99.7%	02/23/2017
Loan	2	Pershing Square Building(19)(33)	Hill Corner LLC (Mrs. Fish)	10,415	12/31/2031	The Community Redevelopment Agency of the City of Los Angeles	10,200	08/31/2021	BLVD Centers Inc	9,922	07/31/2017	97.1%	05/01/2017
Loan	3	Crossings at Hobart(32)	HobLob, Limited Partnership dba Hobby Lobby	60,000	08/31/2019	American Signature, Inc. dba Value City Furniture	48,230	01/31/2020	Best Buy Stores, L.P. dba Best Buy	44,997	01/31/2023	97.7%	01/03/2017
Loan	4	Yeshiva University Portfolio(32)										100.0%	05/06/2017
Property	4.01	2495 Amsterdam Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	4.02	215 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	4.03	2520 Amsterdam Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	4.04	245 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	4.05	253 Lexington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	5	380 Lafayette Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)										64.9%	01/31/2017
Property	6.01	Hilton Anchorage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	57.6%	01/31/2017
Property	6.02	Renaissance Atlanta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.4%	01/31/2017
Loan	7	EIP Logistics Portfolio(32)										86.9%	02/23/2017	1,946,981
Property	7.01	Mercury Paper, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/23/2017
Property	7.02	Precision Park	Regency Transportation	60,000	02/01/2022	BSM Pump Corp.	42,607	09/30/2021	NAP	NAP	NAP	79.1%	02/23/2017
Loan	8	North Creek Office Complex	PIMA Medical	25,927	09/30/2028	Econolite Group Inc.	17,838	12/31/2026	PMC Sierra, Inc.	15,600	12/31/2017	84.8%	02/01/2017	91,250
Loan	9	Flats East Bank Phase I	Lago Flats	5060	08/31/2028	Flip Side	3326	04/30/2025	NAP	NAP	NAP	78.7%	02/28/2017
Loan	10	Google Kirkland Campus Phase II(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	11	Art Van Portfolio(32)										100.0%	05/06/2017
Property	11.01	Warren Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	11.02	Comstock Park Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	11.03	Grand Rapids Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	11.04	Bloomfield Hills Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	11.05	Mattress Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	12	MVP Parking Portfolio										100.0%	05/06/2017
Property	12.01	White Front Garage Partners	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	12.02	St. Louis Seventh & Cerre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	12.03	MVP Houston San Jacinto Lot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	12.04	MVP Louisville Station Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	12.05	St. Louis Broadway Group	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	12.06	MVP Houston Preston Lot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	12.07	MVP Indianapolis Meridian Lot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	13	340 Bryant (32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/08/2017
Loan	14	Rearden Storage Portfolio										92.1%	02/28/2017
Property	14.01	Forest Central Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.5%	02/28/2017
Property	14.02	Carrollton Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.6%	02/28/2017
Property	14.03	Frame Street Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.5%	02/28/2017
Loan	15	Courtyard Marriott Shadyside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.7%	12/31/2016
Loan	16	Holiday Inn Express Nashville - Downtown(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.9%	01/31/2017	62,944
Loan	17	Brink’s Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	18	Centre Place I	Baja Fresh	1,550	07/31/2021	YogurtLand	1,200	02/28/2021	NAP	NAP	NAP	100.0%	12/12/2016
Loan	19	Euless Town Center	Ross	27,200	01/31/2026	Aldi	18,588	12/31/2023	Xue’s, Inc. dba Yichiban Sushi	7,595	02/28/2026	80.0%	03/20/2017
Loan	20	Town Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	01/31/2017	500,000
Loan	21	Baypoint Commerce Center(32)	Jabil Circuit Inc	34,956	06/30/2019	United States of America IRS	30,426	11/20/2019	Beasley FM Acquisition Corp	27,275	08/31/2024	85.3%	03/03/2017
Loan	22	Center West(32)	Radar Pictures	16,894	09/20/2020	Wells Fargo Advisors	16,894	07/31/2024	Rentech	16,567	06/14/2020	57.1%	11/02/2016
Loan	23	Persis STNL Portfolio										100.0%	05/06/2017
Property	23.01	Outback Steakhouse Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	23.02	Outback Steakhouse Sanford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	23.03	Outback Steakhouse Naperville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	23.04	Panda Express Camillus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	24	Springhill Suites Tampa(33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.6%	01/31/2017
Loan	25	Hickory Corners	Toys “R” Us - Delaware, Inc	31,900	01/31/2023	Kid’s Stuff of Hickory, LLC	9,650	01/31/2019	S&S Kelly Hobbies, Inc.	5,508	08/31/2019	99.2%	01/12/2017	644,000
Loan	26	Gwinnett MF Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2017
Loan	27	Comfort Inn & Suites-Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.4%	12/31/2016
Loan	28	Highpark Corporate Center	Kingsfield Church	8,470	03/31/2021	FDM, LLC	4,397	08/31/2019	Tapestry Church	4,345	12/31/2017	88.8%	01/01/2017
Loan	29	Oak Leaf Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.4%	01/31/2017	150,000
Loan	30	Walgreens Portland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	31	Rite Aid Portfolio Lima OH										100.0%	05/06/2017
Property	31.01	Rite Aid West Robb	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	31.02	Rite Aid 506 West Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	32	AAAABCO Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.4%	02/23/2017
Loan	33	Walgreens Bangor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	34	Orchid Centre	Best Chinese BBQ	1,970	01/31/2018	McKinney Math Learning Center	1,850	09/30/2020	Alexander Dental	1,788	03/31/2021	86.0%	02/17/2017
Loan	35	Microtel Georgetown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	42.1%	02/28/2017
Loan	36	KB St. Louis Dialysis Portfolio										100.0%	05/06/2017	15,752
Property	36.01	Fresenius St. Louis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Property	36.02	DaVita St. Louis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2017
Loan	37	Texas Hotel Pair										71.8%	02/28/2017
Property	37.01	Comfort Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.7%	02/28/2017
Property	37.02	Motel 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	62.5%	02/28/2017
Loan	38	Park Pineway Plaza	Harbor Freight Tools	15,759	09/30/2026	Aaron Rent’s	9,576	12/31/2020	Furniture Row - Big	5,000	01/31/2020	100.0%	02/21/2017
Loan	39	123 Church Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/29/2017
Loan	40	Summerhill Office Plaza	JanTec	3,216	02/28/2019	The Flynn Group	2,255	08/31/2019	Accurate Billings	2,156	03/31/2018	100.0%	02/28/2017
Loan	41	Comfort Suites Tucson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.1%	03/31/2017
Loan	42	Best Western Syracuse-Liverpool	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.8%	02/28/2017
Loan	43	Bent Tree Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	03/01/2017

A-1-6

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Reserves ($)(27)(28)	Reserves ($)(26)	Reserves ($)(27)(28)	Reserves ($)(26)	Reserves ($)(27)(28)	Reserves($)(26)	Reserves ($)(27)(28)	Reserve($)(26)	Reserves ($)(26)	Reserves ($)(27)(28)
Loan	1	Ohio Valley Plaza	Springing		Springing		Springing		Springing			Springing
Loan	2	Pershing Square Building(19)(33)	3,195	465,000	12,794	58,000	14,500	59,259	5,926	1,144,249	3,100,000
Loan	3	Crossings at Hobart(32)					Springing		Springing			Springing
Loan	4	Yeshiva University Portfolio(32)	19,402				Springing		Springing	275,625
Property	4.01	2495 Amsterdam Avenue
Property	4.02	215 Lexington Avenue
Property	4.03	2520 Amsterdam Avenue
Property	4.04	245 Lexington Avenue
Property	4.05	253 Lexington Avenue
Loan	5	380 Lafayette Street	882			206,904	34,484	77,690	6,622			Springing
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	190,219			1,033,595	129,199	339,972	32,378		5,089,582	Springing
Property	6.01	Hilton Anchorage					0
Property	6.02	Renaissance Atlanta					0
Loan	7	EIP Logistics Portfolio(32)	Springing	1,000,000	20,000	114,604	25,421	139,040	11,587	762,775		Springing
Property	7.01	Mercury Paper, Inc.
Property	7.02	Precision Park
Loan	8	North Creek Office Complex	5,394	2,000,000	40,454	161,846	30,828	32,735	6,235		2,881,910	Springing
Loan	9	Flats East Bank Phase I	415		2,764	90,000	75,216	51,000	Springing		250,000	FF&E Reserves: 22,550; Seasonality Reserve Funds: 100,000; PIP Funds: Springing
Loan	10	Google Kirkland Campus Phase II(32)	Springing		Springing		Springing		Springing		343,318	Springing
Loan	11	Art Van Portfolio(32)	Springing		Springing		Springing		Springing		82,500	Springing
Property	11.01	Warren Distribution Center
Property	11.02	Comstock Park Retail
Property	11.03	Grand Rapids Retail
Property	11.04	Bloomfield Hills Retail
Property	11.05	Mattress Distribution Center
Loan	12	MVP Parking Portfolio	1,995			76,342	19,400		Springing	180,000
Property	12.01	White Front Garage Partners
Property	12.02	St. Louis Seventh & Cerre
Property	12.03	MVP Houston San Jacinto Lot
Property	12.04	MVP Louisville Station Broadway
Property	12.05	St. Louis Broadway Group
Property	12.06	MVP Houston Preston Lot
Property	12.07	MVP Indianapolis Meridian Lot
Loan	13	340 Bryant (32)	1,038		5,189	145,000	48,333	13,868	1,981		500,000	Springing
Loan	14	Rearden Storage Portfolio	2,938			79,900	19,975	27,358	2,563	92,990
Property	14.01	Forest Central Self Storage
Property	14.02	Carrollton Self Storage
Property	14.03	Frame Street Self Storage
Loan	15	Courtyard Marriott Shadyside	4.0% of Gross Income from Operations of the preceding month.			239,068	37,314		Springing		7,401	7,401
Loan	16	Holiday Inn Express Nashville - Downtown(32)	62,944			148,674	24,779	13,639	6,820	25,656	74,789	9,349
Loan	17	Brink’s Office	Springing		Springing		Springing		Springing			Springing
Loan	18	Centre Place I				150,000	25,000	1,657	829			Springing
Loan	19	Euless Town Center	3,992		9,980	84,821	18,439	33,301	7,239	4,375	51,000	Springing
Loan	20	Town Park Apartments	7,083			58,494	18,570	158,941	12,614
Loan	21	Baypoint Commerce Center(32)	11,496	750,000	86,222	366,978	61,163		Springing		2,524,767	Springing
Loan	22	Center West(32)	Springing		Springing		Springing		Springing		2,352,223	Springing
Loan	23	Persis STNL Portfolio	Springing		Springing		Springing	3,213	1,607
Property	23.01	Outback Steakhouse Las Vegas
Property	23.02	Outback Steakhouse Sanford
Property	23.03	Outback Steakhouse Naperville
Property	23.04	Panda Express Camillus
Loan	24	Springhill Suites Tampa(33)	10,971			57,880	8,770	24,807	3,759			Springing
Loan	25	Hickory Corners	1,956	150,000	7,000	19,134	9,111	22,333	2,127	72,989	20,000	Springing
Loan	26	Gwinnett MF Portfolio	2,688			69,638	9,475	8,606	4,098	63,000
Loan	27	Comfort Inn & Suites-Seattle	5,589			32,120	5,098	3,115	1,483	12,406	5,000	Springing
Loan	28	Highpark Corporate Center	1,119		5,595	18,000	6,000		Springing
Loan	29	Oak Leaf Village Apartments	5,700			27,521	8,737	57,938	9,197	78,469
Loan	30	Walgreens Portland	Springing		Springing		Springing		Springing			Springing
Loan	31	Rite Aid Portfolio Lima OH	486		Springing		Springing	3,011	376
Property	31.01	Rite Aid West Robb
Property	31.02	Rite Aid 506 West Market
Loan	32	AAAABCO Mini Storage	1,757		711	13,773	4,372	8,295	1,580	26,299	700,000	Springing
Loan	33	Walgreens Bangor	Springing		Springing		Springing		Springing			Springing
Loan	34	Orchid Centre	365	48,000	1,421	37,852	12,016	7,025	558
Loan	35	Microtel Georgetown	5,892			16,125	1,792	14,039	1,755		20,000	Springing
Loan	36	KB St. Louis Dialysis Portfolio	Springing	11,500	Springing	9,189	9,189	1,287	643		19,945
Property	36.01	Fresenius St. Louis
Property	36.02	DaVita St. Louis
Loan	37	Texas Hotel Pair	8,595			63,588	11,355	34,776	4,968		23,125	Springing
Property	37.01	Comfort Inn & Suites
Property	37.02	Motel 6
Loan	38	Park Pineway Plaza	1,073	300,000	2,862		2,606	4,200	1,000	10,106	20,787	Springing
Loan	39	123 Church Street	635	112,000	Springing	39,136	8,508	3,105	1,194			Springing
Loan	40	Summerhill Office Plaza	1,087		Springing	12,745	4,902	6,351	907			Springing
Loan	41	Comfort Suites Tucson	6,234			15,442	7,721	2,111	1,055		96,500	Springing
Loan	42	Best Western Syracuse-Liverpool	4,580			62,316	9,526	14,420	1,897	4,788	420,000	Springing
Loan	43	Bent Tree Apartments	1,542			15,890	2,270	2,512	2,512

A-1-7

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Environmental
Property			Reserves	Report	Engineering	Loan
Flag	ID	Property Name	Description(26)(27)(28)(29)	Date(30)(31)	Report Date	Purpose
Loan	1	Ohio Valley Plaza	Critical Tenant TI/LC Funds (Springing Monthly: Excess Cash Flow)	03/09/2017	03/14/2017	Refinance
Loan	2	Pershing Square Building(19)(33)	Earnout Reserve	03/30/2017	03/30/2017	Refinance
Loan	3	Crossings at Hobart(32)	Critical Tenant Funds (Monthly: Springing)	02/07/2017	02/09/2017	Refinance
Loan	4	Yeshiva University Portfolio(32)				Refinance
Property	4.01	2495 Amsterdam Avenue		02/07/2017	02/07/2017
Property	4.02	215 Lexington Avenue		02/07/2017	02/07/2017
Property	4.03	2520 Amsterdam Avenue		02/07/2017	02/07/2017
Property	4.04	245 Lexington Avenue		02/07/2017	02/07/2017
Property	4.05	253 Lexington Avenue		02/07/2017	02/07/2017
Loan	5	380 Lafayette Street	Common Charge Reserve (Monthly: Springing)	04/07/2017	04/06/2017	Refinance
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	Atlanta PIP Reserve ($2,500,000); Anchorage PIP Reserve ($2,500,000); Ground Rent Reserve ($89,582); Seasonality Reserve (Springing); PIP Reserve (Monthly Springing: Excess Cash Flow)	01/03/2017	01/03/2017	Refinance
Property	6.01	Hilton Anchorage		01/03/2017	01/03/2017
Property	6.02	Renaissance Atlanta		01/03/2017	01/03/2017
Loan	7	EIP Logistics Portfolio(32)	Occupancy Reserve (Monthly: Springing)			Acquisition/Refinance
Property	7.01	Mercury Paper, Inc.		01/20/2017	01/19/2017
Property	7.02	Precision Park		03/07/2017	01/19/2017
Loan	8	North Creek Office Complex	Outstanding TI/LC Funds (Upfront: $1,458,394); Critical Tenant TI/LC Funds (Upfront: $1,000,000; Monthly Springing: Excess Cash Flow); Rent Commencement Funds (Upfront: $277,029); Free Rent Funds (Upfront: $146,487)	02/27/2017	02/27/2017	Refinance
Loan	9	Flats East Bank Phase I	Parking TIF Funds (Upfront: 250,000); FF&E Reserves (Monthly: 22,550); Seasonality Reserve Funds (Monthly: 100,000 during the months of May, June, July and August); PIP Funds (Monthly: Springing)	02/28/2017	12/20/2016	Refinance
Loan	10	Google Kirkland Campus Phase II(32)	Rent Bridge Reserve (Upfront: 343,318); Major Tenant Reserve (Monthly: Springing)	08/02/2016	08/02/2016	Refinance
Loan	11	Art Van Portfolio(32)	Environmental Reserve (Upfront: 82,500); Condominium Common Charge (Monthly: Springing); Art Van Prepaid Rent Funds (Monthly: Springing); Material Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)			Acquisition
Property	11.01	Warren Distribution Center		02/06/2017	02/06/2017
Property	11.02	Comstock Park Retail		02/06/2017	02/06/2017
Property	11.03	Grand Rapids Retail		02/06/2017	02/06/2017
Property	11.04	Bloomfield Hills Retail		02/06/2017	02/06/2017
Property	11.05	Mattress Distribution Center		02/06/2017	02/06/2017
Loan	12	MVP Parking Portfolio				Refinance
Property	12.01	White Front Garage Partners		03/20/2017	03/16/2017
Property	12.02	St. Louis Seventh & Cerre		03/15/2017	03/16/2017
Property	12.03	MVP Houston San Jacinto Lot		04/21/2017	04/21/2017
Property	12.04	MVP Louisville Station Broadway		03/16/2017	03/16/2017
Property	12.05	St. Louis Broadway Group		03/15/2017	03/16/2017
Property	12.06	MVP Houston Preston Lot		03/15/2017	03/16/2017
Property	12.07	MVP Indianapolis Meridian Lot		03/15/2017	03/16/2017
Loan	13	340 Bryant (32)	Occupancy Reserve (Monthly: Springing); Switchfly Reserve (Upfront: 500,000)	01/26/2017	12/07/2016	Acquisition
Loan	14	Rearden Storage Portfolio				Refinance
Property	14.01	Forest Central Self Storage		03/29/2017	03/29/2017
Property	14.02	Carrollton Self Storage		03/30/2017	03/30/2017
Property	14.03	Frame Street Self Storage		03/29/2017	03/29/2017
Loan	15	Courtyard Marriott Shadyside	Closing Ground Rent Reserve (Upfront: 7,401; Monthly: 7,401)	02/17/2017	01/06/2017	Refinance
Loan	16	Holiday Inn Express Nashville - Downtown(32)	Parking Rent Funds	02/27/2017	02/27/2017	Refinance
Loan	17	Brink’s Office	Critical Tenant TI/LC Reserve (Springing Monthly: Excess Cash Flow)	02/07/2017	02/07/2017	Refinance
Loan	18	Centre Place I	Key Rollover Reserve (Monthly: Springing)	09/16/2016	09/14/2016	Acquisition
Loan	19	Euless Town Center	Unfunded Obligations Funds (Upfront: $51,000); Specified Tenant Rollover Funds (Monthly Springing: Excess Cash Flow); IT’Z Tenant Funds (Monthly Springing: Excess Cash Flow)	03/06/2017	03/06/2017	Refinance
Loan	20	Town Park Apartments		01/16/2017	01/16/2017	Refinance
Loan	21	Baypoint Commerce Center(32)	Unfunded Obligations Funds (Upfront: $2,524,767); Material Tenant Rollover Funds (Monthly Springing: Excess Cash Flow)	11/16/2016	11/15/2016	Refinance
Loan	22	Center West(32)	Unfunded Obligations Reserve (Upfront: $2,352,223); Ground Rent Reserve (Monthly: Springing); Material Tenant Rollover Reserve (Monthly Springing: Excess Cash Flow)	10/28/2016	10/28/2016	Refinance
Loan	23	Persis STNL Portfolio				Acquisition/Recapitalization
Property	23.01	Outback Steakhouse Las Vegas		03/03/2017	03/03/2017
Property	23.02	Outback Steakhouse Sanford		03/03/2017	03/03/2017
Property	23.03	Outback Steakhouse Naperville		03/03/2017	03/03/2017
Property	23.04	Panda Express Camillus		03/03/2017	03/03/2017
Loan	24	Springhill Suites Tampa(33)	PIP Funds	03/02/2017	03/02/2017	Refinance
Loan	25	Hickory Corners	Toy-R-Us Space Repair Funds (Upfront: $20,000); Critical Tenant TI/LC Funds (Monthly Springing: Excess Cash Flow); Special TI/LC Funds: (Monthly: Springing)	08/15/2016	08/16/2016	Acquisition
Loan	26	Gwinnett MF Portfolio		11/7/2016; 11/7/2016; 1/30/2017	11/7/2016; 2/23/2017; 11/8/2016	Recapitalization
Loan	27	Comfort Inn & Suites-Seattle	PIP Reserve (Upfront: $5,000; Monthly Springing: Excess Cash Flow)	12/30/2016	12/30/2016	Acquisition
Loan	28	Highpark Corporate Center		01/03/2017	01/03/2017	Refinance
Loan	29	Oak Leaf Village Apartments		12/16/2016	12/15/2016	Refinance
Loan	30	Walgreens Portland	Critical Tenant TI/LC Funds (Monthly Springing: Excess Cash Flow)	01/13/2017	01/13/2017	Refinance
Loan	31	Rite Aid Portfolio Lima OH				Refinance
Property	31.01	Rite Aid West Robb		12/15/2016	12/15/2016
Property	31.02	Rite Aid 506 West Market		12/15/2016	12/14/2016
Loan	32	AAAABCO Mini Storage	Critical Tenant TI/LC Funds (Upfront: $400,000; Monthly Springing: Excess Cash Flow); Capital Project Funds (Upfront: $300,000)	01/18/2017	01/17/2017	Refinance
Loan	33	Walgreens Bangor	Critical Tenant TI/LC Funds (Monthly Springing: Excess Cash Flow)	01/12/2017	01/13/2017	Refinance
Loan	34	Orchid Centre		02/01/2017	02/01/2017	Refinance
Loan	35	Microtel Georgetown	Seasonality Reserve	01/24/2017	01/24/2017	Refinance
Loan	36	KB St. Louis Dialysis Portfolio	Free Rent Reserve (Upfront: 19,945)			Acquisition
Property	36.01	Fresenius St. Louis		10/10/2016	10/07/2016
Property	36.02	DaVita St. Louis		10/12/2016	10/07/2016
Loan	37	Texas Hotel Pair	PIP Funds (Upfront: $23,125); Future PIP Funds (Springing Monthly: Excess Cash Flow)			Refinance
Property	37.01	Comfort Inn & Suites		02/08/2017	02/08/2017
Property	37.02	Motel 6		02/08/2017	02/08/2017
Loan	38	Park Pineway Plaza	Harbor Freight Rent Abatement Funds (Upfront: $20,787); Critical Tenant TI/LC Funds (Monthly Springing: Excess Cash Flow)	02/07/2017	02/07/2017	Refinance
Loan	39	123 Church Street	Specified Tenant Rollover Funds (Monthly Springing: Excess Cash Flow)	01/04/2017	02/23/2017	Acquisition
Loan	40	Summerhill Office Plaza	Specified Tenant Rollover Funds (Monthly Springing: Excess Cash Flow)	03/10/2017	03/10/2017	Refinance
Loan	41	Comfort Suites Tucson	Seasonality Reserve (Upfront: 96,500; Monthly: Springing)	04/11/2017	04/11/2017	Acquisition
Loan	42	Best Western Syracuse-Liverpool	PIP Funds (Upfront: $370,000); Seasonality Reserve Funds (Upfront: $50,000; Monthly: Springing); Future PIP Funds (Monthly Springing: Excess Cash Flow)	11/01/2016	11/01/2016	Refinance
Loan	43	Bent Tree Apartments		03/20/2017	03/16/2017	Refinance

A-1-8

CFCRE 2017-C8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Existing		Future Debt
Property						Additional Debt		Permitted
Flag	ID	Property Name	Sponsor(25)	Guarantor(25)	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	Ohio Valley Plaza	E. Stanley Kroenke	E. Stanley Kroenke	LBUBS 1998-C1		None	NAP
Loan	2	Pershing Square Building(19)(33)	Jeffrey Fish	Jeffrey Fish	JPMCC 2013-C10		None	Mezzanine
Loan	3	Crossings at Hobart(32)	Schottenstein Realty LLC	Schottenstein Realty LLC	GECMC 2007-C1	13,942,476	Pari Passu Debt	NAP
Loan	4	Yeshiva University Portfolio(32)	Yeshiva University	Yeshiva University		105,000,000	Pari Passu Debt	NAP
Property	4.01	2495 Amsterdam Avenue
Property	4.02	215 Lexington Avenue
Property	4.03	2520 Amsterdam Avenue
Property	4.04	245 Lexington Avenue
Property	4.05	253 Lexington Avenue
Loan	5	380 Lafayette Street	Select Equity Group, L.P.	Select Equity Group, L.P.	COMM 2007-C9		None	NAP
Loan	6	Atlanta and Anchorage Hotel Portfolio(32)	Columbia Sussex Corporation; CSC Holdings, LLC	Columbia Sussex Corporation; CSC Holdings, LLC	Various	82,152,334	Pari Passu Debt	NAP
Property	6.01	Hilton Anchorage			JPMCC 2007-CB18
Property	6.02	Renaissance Atlanta
Loan	7	EIP Logistics Portfolio(32)	Bruce Levine; Donald A. Levine; Lewis Heafitz	Bruce Levine; Donald A. Levine; Lewis Heafitz		12,000,000	Pari Passu Debt	NAP
Property	7.01	Mercury Paper, Inc.
Property	7.02	Precision Park
Loan	8	North Creek Office Complex	Zaya S. Younan	Zaya S. Younan	A10 2015-1		None	NAP
Loan	9	Flats East Bank Phase I	Scott A. Wolstein; Iris S. Wolstein Trust	Scott A. Wolstein; Iris S. Wolstein Trust			None	NAP
Loan	10	Google Kirkland Campus Phase II(32)	SRM Development, LLC	Bryan P. Stone; James D. Rivard; Dee J. McGonigle III; Trevor Ashenbrener; Ryan Leong		50,000,000	Pari Passu Debt	NAP
Loan	11	Art Van Portfolio(32)	LCN Capital Partners, L.P.	LCN North American Fund II REIT		48,250,000	Pari Passu Debt	NAP
Property	11.01	Warren Distribution Center
Property	11.02	Comstock Park Retail
Property	11.03	Grand Rapids Retail
Property	11.04	Bloomfield Hills Retail
Property	11.05	Mattress Distribution Center
Loan	12	MVP Parking Portfolio	MVP REIT, Inc.; MVP REIT II, Inc.	MVP REIT, Inc.; MVP REIT II, Inc.			None	NAP
Property	12.01	White Front Garage Partners
Property	12.02	St. Louis Seventh & Cerre
Property	12.03	MVP Houston San Jacinto Lot
Property	12.04	MVP Louisville Station Broadway
Property	12.05	St. Louis Broadway Group
Property	12.06	MVP Houston Preston Lot
Property	12.07	MVP Indianapolis Meridian Lot
Loan	13	340 Bryant (32)	James M. Pollock	James M. Pollock		14,700,000	Pari Passu Debt	NAP
Loan	14	Rearden Storage Portfolio	Robert O’Neal Gray; Santa Fe Realty Corporation	Robert O’Neal Gray; Santa Fe Realty Corporation	CFCRE 2011-C1		None	NAP
Property	14.01	Forest Central Self Storage
Property	14.02	Carrollton Self Storage
Property	14.03	Frame Street Self Storage
Loan	15	Courtyard Marriott Shadyside	Carey Watermark Investors Inc.	Carey Watermark Investors, Incorporated			None	NAP
Loan	16	Holiday Inn Express Nashville - Downtown(32)	James M. Lippman; Birchmont Capital Partners I, L.P.	James M. Lippman; Birchmont Capital Partners I, L.P.		56,337,515	Pari Passu Debt	NAP
Loan	17	Brink’s Office	M-Related, LLC	M-Related, LLC	WBCMT 2007-C34		None	NAP
Loan	18	Centre Place I	Richard V. Bowling, Jr.	Richard V. Bowling, Jr.			None	NAP
Loan	19	Euless Town Center	Bijan Halavi; Farzad Sean Rahbar; Bob Halavi	Bijan Halavi; Farzad Sean Rahbar; Bob Halavi			None	NAP
Loan	20	Town Park Apartments	Gul S. Panjwani; Ajay K. Gupta	Gul S. Panjwani; Ajay K. Gupta	LBUBS 2007-C6		None	NAP
Loan	21	Baypoint Commerce Center(32)	Jeffrey J. Feil	Jeffrey J. Feil		30,000,000	Pari Passu Debt	NAP
Loan	22	Center West(32)	Kambiz Hekmat	Kambiz Hekmat		70,000,000	Pari Passu Debt	NAP
Loan	23	Persis STNL Portfolio	Persis Corporation	Persis Corporation	Various		None	NAP
Property	23.01	Outback Steakhouse Las Vegas			BMLDB 2012-OSI
Property	23.02	Outback Steakhouse Sanford			BMLDB 2012-OSI
Property	23.03	Outback Steakhouse Naperville			BMLDB 2012-OSI
Property	23.04	Panda Express Camillus
Loan	24	Springhill Suites Tampa(33)	Dilip Kanji	Dilip Kanji			None	Mezzanine
Loan	25	Hickory Corners	Gary J. Dragul	Gary J. Dragul	GSMS 2013-GC14		None	NAP
Loan	26	Gwinnett MF Portfolio	Andrew Kelly	Andrew Kelly			None	NAP
Loan	27	Comfort Inn & Suites-Seattle	Xiaonan Song; Hao Wu	Xiaonan Song; Hao Wu			None	NAP
Loan	28	Highpark Corporate Center	David D. Colburn	David D. Colburn	MSC 2007-IQ14		None	NAP
Loan	29	Oak Leaf Village Apartments	Thu Xuan Hoang	Thu Xuan Hoang	WMCMS 2015-C1A		None	NAP
Loan	30	Walgreens Portland	Clearview Investments, Ltd.	Clearview Investments, Ltd.			None	NAP
Loan	31	Rite Aid Portfolio Lima OH	Om Singhal	Om Singhal	Various		None	NAP
Property	31.01	Rite Aid West Robb			GECMC 2007-C1
Property	31.02	Rite Aid 506 West Market			WBCMT 2007-C33
Loan	32	AAAABCO Mini Storage	Samuel Ventura	Samuel Ventura			None	NAP
Loan	33	Walgreens Bangor	Clearview Investments, Ltd.	Clearview Investments, Ltd.			None	NAP
Loan	34	Orchid Centre	Avram Glazer	Avram Glazer	LBUBS 2004-C4		None	NAP
Loan	35	Microtel Georgetown	Robert Chadwick Moore	Robert Chadwick Moore			None	NAP
Loan	36	KB St. Louis Dialysis Portfolio	Louis J. Rogers	Louis J. Rogers			None	NAP
Property	36.01	Fresenius St. Louis
Property	36.02	DaVita St. Louis
Loan	37	Texas Hotel Pair	Jatin Bhakta, Anand Bhakta; Jagdish Bhakta; Dinesh G. Bhakta	Jatin Bhakta, Anand Bhakta; Jagdish Bhakta; Dinesh G. Bhakta			None	NAP
Property	37.01	Comfort Inn & Suites
Property	37.02	Motel 6
Loan	38	Park Pineway Plaza	Narinder Parasher; Anju Parasher; NAP Family Revocable Trust	Narinder Parasher; Anju Parasher; NAP Family Revocable Trust	MSC 2007-IQ14		None	NAP
Loan	39	123 Church Street	Aryeh Yasgur; Jonathan Marcus	Aryeh Yasgur; Jonathan Marcus			None	NAP
Loan	40	Summerhill Office Plaza	Russell Armstrong	Russell Armstrong			None	NAP
Loan	41	Comfort Suites Tucson	Robert Burton	Robert Burton			None	NAP
Loan	42	Best Western Syracuse-Liverpool	Satish Patel; Damyanti Patel	Satish Patel; Damyanti Patel			None	NAP
Loan	43	Bent Tree Apartments	Harold J. Granger; Donald G. Johnson	Harold J. Granger; Donald G. Johnson			None	NAP

A-1-9

CFCRE 2017-C8

FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; UBSAG – UBS AG; RMF – Rialto Mortgage Finance

(2)	Loan No. 3 – Crossings at Hobart – The Original Balance ($) of $43.0 million and Cut-off Date Balance ($) of approximately $42.8 million represents the controlling Note A-1 and non-controlling Note A-2-B of a whole loan with an original balance of $57.0 million, which is evidenced by three pari passu notes (the “Crossings at Hobart Whole Loan”). The related pari passu companion loan has an aggregate original principal balance of $14.0 million and is evidenced by one non-controlling note (Note A-2-A). Note A-2-A is expected to be contributed to a future securitization.

Loan No. 4 – Yeshiva University Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $35.0 million represents the non-controlling Note A-4 of a $140.0 million whole loan evidenced by four pari passu notes (“Yeshiva University Portfolio Whole Loan”). The related pari passu companion loans have an aggregate original principal balance of $105.0 million and are evidence by three notes including controlling Note A-1, non-controlling Note A-2 and non-controlling Note A-3. Controlling Note A-1 and non-controlling Note A-2 are held by Argentic Real Estate Finance LLC and are expected to be contributed to one or more future mortgage trusts. Non-controlling Note A-3 is held by Citi Real Estate Funding Inc. and is expected to be contributed to a future mortgage trust

Loan No. 6 – Atlanta and Anchorage Hotel Portfolio – The Original Balance ($) of $32.5 million and Cut-off Date Balance ($) of approximately $32.4 million represents the controlling Note A-1-A-1 of a whole loan with an original balance of $115.0 million which is evidenced by six pari passu notes (the “Atlanta and Anchorage Hotel Portfolio Whole Loan”). The related pari passu companion loans have an aggregate original principal balance of $82.5 million and are evidenced by five non-controlling notes (Note A-1-A-2, Note A-1-B, Note A-2, Note A-3-A, and Note A-3-B). Note A-2 was contributed to the CGCMT 2017-P7 securitization, and Note A-1-A-2, Note A-1-B, Note A-3-A, and Note A-3-B are expected to be contributed to future securitizations.

Loan No. 7 – EIP Logistics Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $29.0 million represents the controlling Note A-1 of a $41.0 million whole loan evidenced by two pari passu notes (the “EIP Logistics Portfolio Whole Loan”). The related pari passu companion loan has an original principal balance of $12.0 million and is evidenced by the non-controlling Note A-2 which is held by CCRE and is expected to be contributed to a future mortgage trust.

Loan No. 10 – Google Kirkland Campus Phase II – The Original Balance ($) and Cut-off Date Balance ($) of $22.5 million represents the non-controlling Note A-2 of a $72.5 million whole loan evidenced by two pari passu notes (the “Google Kirkland Campus Phase II Whole Loan”). The related pari passu companion loan has an aggregate original principal balance of $50.0 million and is evidenced by the controlling Note A-1 which was contributed to the CFCRE 2016-C7 mortgage trust.

Loan No. 11 – Art Van Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $20.5 million represents two non-controlling notes (Note A-2 and Note A-3) of a $68.75 million whole loan evidenced by five pari passu notes (the “Art Van Portfolio Whole Loan”). The related pari passu companion loans have an aggregate original principal balance of $48.25 million and are evidenced by two non-controlling notes (Note A-4 and Note A-5) and one controlling note (Note A-1). Note A-4 and Note A-5 were contributed to the WFCM 2017-RB1 mortgage trust. Note A-1 is expected to be contributed to a future securitization.

A-1-10

Loan No. 13 – 340 Bryant – The Original Balance ($) and Cut-off Date Balance ($) of $16.0 million represents the controlling Note A-1 of a $30.7 million whole loan evidenced by two pari passu notes (the “340 Bryant Whole Loan”). The related pari passu companion loan has an aggregate original principal balance of $14.7 million and is evidenced by the non-controlling Note A-2, which was contributed to the WFCM 2017-RB1 mortgage trust.

Loan No. 16 – Holiday Inn Express Nashville - Downtown – The Original Balance ($) of $15.45 million and Cut-off Date Balance ($) of $15.26 million represents non-controlling Note A-3 of a $72.5 million whole loan evidenced by three pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $57.05 million and are evidenced by one controlling note (Note A-1) and one non-controlling note (Note A-2). Note A-1 was contributed to the CFCRE 2016-C6 mortgage trust and Note A-2 was contributed to the SGCMS 2016-C5 mortgage trust.

Loan No. 21 – Baypoint Commerce Center – The Original Balance ($) and Cut-off Date Balance ($) of $10.0 million represents non-controlling Note A-1 of a $40.0 million whole loan evidenced by four pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $30.0 million and are evidenced by one controlling note (Note A-2) and two non-controlling notes (Note A-3 and Note A-4). Note A-2, Note A-3, and Note A-4 are expected to be contributed to future securitizations.

Loan No. 22 – Center West – The Original Balance ($) and Cut-off Date Balance ($) of $10.0 million represents non-controlling Note A-4 of a $80.0 million whole loan evidenced by four pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $70.0 million and are evidenced by two non-controlling notes (Note A-1 and Note A-3) and one controlling note (Note A-2). Note A-1 was contributed to the BBCMS 2017-C1 mortgage trust. Note A-2 and Note A-3 were contributed to the WFCM 2017-RB1 mortgage trust.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 2 – Pershing Square Building – The borrower owns a (i) fee simple interest in 114,999 sq. ft. (60.0% of gross rents) of office space, (ii) a fee simple interest in 23,413 sq. ft. of ground floor and below-grade retail space and (iii) a fee simple interest in 14,969 sq. ft. (40.0%) of rooftop open-air restaurant space.

Loan No. 9 – Flats East Bank Phase I – The borrower owns a (i) fee simple interest in a 150 key hotel (94,904 sq. ft., 74.1% of NRA, 83.2% of U/W Revenue), (ii) fee simple interests in 33,166 sq. ft. (25.9% of NRA, 10.5% of U/W Revenue) of commercial and retail space and (iii) a fee simple interest in 174-space (6.3% of U/W Revenue) surface parking lot.

Loan No. 15 – Courtyard Marriott Shadyside – The borrower owns a (i) fee simple interest in a 132 key select service hotel and (ii) a leasehold interest in an adjacent outside parking facility.

Loan No. 18 – Centre Place I – The borrower owns a (i) fee simple interest in 13,157 sq. ft. of office space and (ii) a fee simple interest in 4,550 sq. ft. of ground floor commercial space.

Loan No. 32 – AAAABCO Mini Storage – The borrower owns a fee simple interest in (i) 106,460 sq. ft. of self storage and (ii) 34,138 sq. ft. of retail space.

A-1-11

Loan No. 39 – 123 Church Street – 123 Church Street – The borrower owns one 4-story building containing (i) a fee simple interest in 30,000 sq. ft. of office space on floors 2, 3 and 4 and (ii) a fee simple interest in 8,874 sq. ft. of ground floor retail space.

(5)	Loan No. 7 – EIP Logistics Portfolio – Precision Park Mortgaged Property - As of 2008, the Precision Park Mortgaged Property is subject to land use restrictions. In 2015, the Rhode Island Department of Environmental Management (“RIDEM”) inspected the Precision Park Mortgaged Property and noted compliance with the land use restriction, which prohibits (i) residential use of the eastern and western portions of the Precision Park Mortgaged Property and (ii) disturbance of soils without written permission from RIDEM.

Loan No. 9 – Flats East Bank Phase I – The related Phase I environmental report dated February 28, 2017 identified prior remediation activities related to a past industrial use at the Mortgaged Property. The Ohio Environmental Protection Agency (the “Ohio EPA”) granted closure on December 20, 2010 in connection with a recorded deed restriction that prohibits residential use or use of groundwater at the Mortgaged Property and requires that the vapor migration system remain operable. The Phase I recommended continued compliance with the Ohio EPA conditions and restrictions. The current use of the Mortgaged Property does not violate the deed restriction.

Loan No. 13 – 340 Bryant – A portion of the Mortgaged Property (the “120 Area”) is subject to a height boundary of 120 feet above the San Francisco City Datum (a height measured above San Francisco’s watermark) and the remaining portion is subject to a height boundary of 100 feet two inches above the San Francisco City Datum. Following recent building improvements, a portion of a staircase, walkway cover and elevator penthouse (located in the 120 Area) are approximately 1 foot above the permitted height. The title insurance policy for the Mortgaged Property notes certain minor encroachments (including the encroachments in the 120 Area described above). However, the title insurance policy includes affirmative coverage against any loss or damage status by reason of any existing violations of the height restrictions. The Mortgage Loan documents also provide for recourse to the borrower and guarantor for any losses to the lender incurred as a result of violations of the height restrictions.

(6)	Loan No. 4 – Yeshiva University Portfolio – The Yeshiva University Portfolio has an ARD of May 6, 2027 and a stated maturity date of May 6, 2032. Prior to the ARD, the Yeshiva University Portfolio Whole Loan accrues interest at a fixed rate of 4.3240%. From and after the ARD, the Yeshiva University Portfolio Whole Loan will accrue interest at a fixed rate equal to the greater of (i) 8.3240% and (ii) the then 10-year U.S. Treasury yield on the ARD plus 4.0000%.

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(8)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

A-1-12

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all (or most) credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash (or in some cases, over a certain dollar amount) and checks and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lender controlled lockbox and the borrower and/or the property manager are required to deposit all rents collected from the tenants into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lender controlled lockbox account and to direct each tenant to deposit its rents directly to the lender-controlled lockbox. “Soft Springing Hard” means that prior to the securitization closing date, a soft lockbox was established for such Mortgage Loan and upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to direct each tenant to deposit its rents directly into a lender-controlled lockbox.

(10)	“In Place” means that amounts in the lender controlled lockbox account are applied to pay debt service, reserves and any other payment amounts due under (and as specified in) the related Mortgage Loan documents, prior to the disbursement of any excess cash either to the related borrower or to a lender controlled acount to be held as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), amounts in the lockbox account (which may have been put in place in connection with the trigger) will be applied as described above in the definition of “In Place” cash management (as described above). Springing cash management will continue until all trigger events are cured (to the extent set forth in the related Mortgage Loan documents (including that under some circumstance a cure is not permitted under the related Mortgage Loan documents)).

(11)	Loan No. 3 – Crossings at Hobart – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 4 – Yeshiva University Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 6 – Atlanta and Anchorage Hotel Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 7 EIP Logistics Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

A-1-13

Loan No. 10 – Google Kirkland Campus Phase II – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 11 – Art Van Portfolio - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 13 – 340 Bryant – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate

Loan No. 16 – Holiday Inn Express Nashville – Downtown - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 21 – Baypoint Commerce Center - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 22 – Center West - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

(13)	Loan No. 16 – Holiday Inn Express Nashville - Downtown – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value ($) with respect to the loan is based on the value of $118.0 million, which assumes the “As Complete” appraised value as of February 27, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At loan origination, the borrower delivered a $5,309,000 letter of credit assigned to the lender until completion of the franchisor-required PIP. In addition, the guarantors delivered a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. The Cut-off Date LTV Ratio based on the $113.0 million “As Is” appraised value is 63.4%.

Loan No. 32 – AAAABCO Mini Storage – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the mortgage loan is based on the value of $13.03 million, which assumes the “As Complete” value as of March 11, 2017. The Cut-off Date LTV Ratio is based on the $12.72 million “As Is” value is 50.2%.

A-1-14

Loan No. 42 – Best Western Syracuse – Liverpool - Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value ($) with respect to the loan is based on the value of $5.1 million, which assumes the “As Complete” appraised value as of November 1, 2017. The franchisee is required to complete a property improvement plan in accordance with the franchise agreement. As such, lender has reserved 125.0% of the estimated property improvement plan cost. The Cut-off Date LTV Ratio based on the $4.7 million “As Is” appraised value is 63.7%.

(14)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1 (x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus.

(15)	Loan No. 3 – Crossings at Hobart – The lockout period is expected to be at least 26 payment dates beginning with and including the first payment date of April 6, 2017. Prepayment of the full $57.0 million Crossings at Hobart Whole Loan is permitted on or after the date that is earlier to occur of (i) April 6, 2020 and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected CFCRE 2017-C8 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 4 – Yeshiva University Portfolio – The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance in whole or in part is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 21, 2021. The assumed lockout is based on the expected CFCRE 2017-C8 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 6 – Atlanta and Anchorage Hotel Portfolio – The lockout period for defeasance is expected to be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Defeasance of the full $115.0 million Atlanta Anchorage Hotel Portfolio Whole Loan is permitted on or after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized (the “Defeasance Lockout Expiration Date”). To the extent the Defeasance Lockout Expiration Date has not occurred prior to April 6, 2020, the borrower shall have the right (until such time as the Defeasance Lockout Expiration Date has occurred) to prepay the mortgage loan in whole (but not in part) accompanied by a yield maintenance premium. The assumed lockout period of 27 payments is based on the expected CFCRE 2017-C8 securitization closing date in June 2017. The actual lockout period may be longer.

A-1-15

Loan No. 7 – EIP Logistics Portfolio – The lockout period will be at least 26 payment dates beginning with and including the first payment date of May 6, 2017. Defeasance is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 6, 2020. The assumed lockout period of 26 payments is based on the CFCRE 2017-C8 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 11 – Art Van Portfolio – The lockout period will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Prepayment of the full $68.75 million Art Van Portfolio Loan combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) April 6, 2020. For the purposes of this prospectus supplement, the assumed lockout period of 27 months is based on the expected CFCRE 2017-C8 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 16 – Holiday Inn Express Nashville - Downtown – The lockout period for defeasance will be at least 35 payment dates beginning with and including the first payment date of August 1, 2016. Prepayment of the full $72.5 million Holiday Inn Express Nashville – Downtown loan combination is permitted on or after the date that is the earlier to occur of (i) two years after the CFCRE 2017-C8 securitization closing date, and (ii) August 1, 2019. The assumed lockout period of 35 payments is based on the expected CFCRE 2017-C8 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 21 – Baypoint Commerce Center – The lockout period will be at least 26 payment dates beginning with and including the first payment date of May 6, 2017. Prepayment of the full $40.0 million Baypoint Commerce Center loan combination is permitted on or after the date that is earlier to occur of (i) 36 months after the first payment date of the entire loan, and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized.

Loan No. 22 – Center West – The lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2017. Prepayment of the full $80.0 million Center West loan combination is permitted on or after the 24 months after the first payment date of the entire loan.

(16)	Loan No. 2 – Pershing Square Building – The borrower has the right, subject to the conditions in the Mortgage Loan documents, to subject the Mortgaged Property to a condominium regime consisting of up to four units, including a unit comprised of 10,415 sq. ft. basement space (the “Basement Unit”) and another unit comprised of 12,998 sq. ft. of the ground floor (the “Ground Floor Units”). At any time after the permitted release date, the borrower may obtain the release of the Basement Unit and/or the Ground Floor Unit provided, among other things, (i) a defeased amount equal to the greater of (a) 85.0% of the net sale proceeds from the sale of such release parcel and (b) 125.0% of the allocated loan amount of the property is paid, (ii) the borrower pays the applicable yield maintenance premium, (iii) the LTV ratio of the remaining Property is no greater than 58.67% and (iv) the DSCR of the remaining Property is no less than 1.60x and (v) the debt yield is no less than 10.0%.

Loan No. 4 – Yeshiva University Portfolio – At any time after the expiration of the lockout period, on or after April 21, 2021, the borrower may obtain the release of one or both of the 2495 Amsterdam Avenue Mortgaged Property and the 2520 Amsterdam Avenue Mortgaged Property (the “Amsterdam Avenue Properties”) in connection with a refinancing or a bona fide third party sale subject to the satisfaction of certain conditions, including (i) the borrower partially defeases the Yeshiva University Portfolio Whole Loan in an amount equal to 125.0% of the allocated loan amount of the applicable Amsterdam Avenue Property, (ii) after giving effect to such release, the net operating income debt yield is no less than the greater of (x) the debt yield immediately preceding such release and (y) 10.96% and (iii) the LTV of the remainging Mortgaged Properties is no greater than 125.0%.

A-1-16

Loan No. 9 – Flats East Bank Phase I - At any time after the expiration of the lockout period, the borrower may obtain the release of the Parking Component, provided, among other things, (i) the borrowers deliver defeasance collateral in an amount equal to $4,080,000, which is 120.0% of the Allocated Loan Amount of the Parking Component and (ii) after such release, (a) the DSCR is no less than the greater of (1) DSCR immediately preceding such release and (2) the DSCR at loan origination (1.43x), (b) the debt yield is no less than the greater of (1) the debt yield immediately preceding such release and (2) the debt yield at loan origination (10.2%), and (c) the loan to value ratio is no greater than the lesser of (1) the LTV ratio immediately preceding such release and (2) the LTV ratio at loan origination (65.7%).

Loan No. 11 – Art Van Portfolio – The sponsor may obtain a release of any of the Art Van Properties except the Warren Distribution Center property, upon prepayment by defeasance of a portion of the Art Van Portfolio Loan equal to the greater of 115.0% of the allocated loan amount or the amount necessary to maintain a DSCR and debt yield that is no lower than (i) the DSCR and debt yield at closing, or (ii) the DSCR and debt yield immediately prior to the release based on the underwritten net cash flow, as well as an LTV that is no greater than (iii) the lesser of the LTV at origination and the LTV as of the date immediately prior to the release, (iv) gives at least 30 but no more than 90 days’ notice, and (v) rating agency confirmation and (vi) Officer’s certificate.

Loan No. 12- MVP Parking Portfolio – At any time after the permitted release date, the borrowers may obtain the relase of any individual Mortgaged Property, provided, among other things, (i) the borrowers deliver a defeased amount equal to the greater of (a) 100.0% of net sales procees received for the Mortgaged Property beign released and (b) 125.0% of the allocated loan amount of the Mortgaged Property being released, (ii) the LTV of the remaining Mortgaged Properties is no greater than the lesser of (a) the LTV immediately preceding such release and (b) the LTV ratio at loan origination (55.2%) and (iii) after such release, the DSCR of the remaining Mortgaged Properties is no less than the greater of (a) the DSCR immediately preceding such release and (b) the DSCR at loan origination (1.90x).

Loan No. 14 – Rearden Storage Portfolio – At any time after the release date and prior to the open prepayment date, the borrower may obtain the release of any property owned by it upon a bona fide third-party sale of such property provided, (i) the sale is to a third party not an affiliate of any borrower or guarantor, (ii) a defeased amount equal to 125.0% of the allocated loan amount of the Mortgaged Property is paid, (iii) no event of default is occurring or continuing, (iv) DSCR is no less than the greater of (a) the DSCR immediately preceding such release or (b) 1.50x and (v) the LTV is no greater that the lesser of (a) the LTV immediately preceding such release or (b) 54.9%.

Loan No. 23 – Persis STNL Portfolio – At any time after the permitted release date, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, after giving effect to the release, (i) the LTV ratio is required to be no greater than the lesser of (a) the LTV ratio immediately preceding the release and (b) 57.1%, (ii) the DSCR is required to be no less than the greater of (a) the DSCR immediately preceding the release and (b) 1.40x, (iii) the debt yield shall be no less than the greater of (a) the debt yield immediately preceding the release and (b) 9.18%, (iv) the borrower must pay the applicable release amount for the Mortgaged Property equal to the greater of (a) $1,095,600 with respect to the Panda Express Camillus Mortgaged Property, (b) $3,063,600 with respect to the Outback Steakhouse Naperville Mortgaged Property, (c) $3,286,800 with respect to the Outback Steakhouse Sanford Mortgaged Property and (d) $4,314,000 with respect to the Outback Steakhouse Las Vegas Mortgaged Property.

Loan No. 36 – KB St. Louis Dialysis Portfolio – At any time after the permitted release date, the borrower may obtain the release of an individual property provided, among other things, (i) the amount of the outstanding principal balance of the loan to be defeased is required to be equal or exceed the greater of (a) 125.0% of the allocated loan amount for the applicable individual property and (b) the applicable net

A-1-17

sales proceeds, (ii) no event of default has occurred and is continuing, (iii) the DSCR for the remaining properties is not less than the greater of (a) 1.25x and (b) the DSCR immediately prior to the release, (iv) the LTV ratio for the remaining properties is less than or equal to 70.0%. The allocated loan amount is $3,427,250 with respect to the Fresenius St. Louis Mortgaged Property and $1,790,750 with respect to the DaVita St. Louis Mortgaged Property

(17)	Loan No. 15 – Courtyard Marriott Shadyside – The borrower owns a (i) fee simple interest in a 132 key select service hotel and (ii) a leasehold interest in an adjacent parking lot. The fee estate in the Mortgaged Property is owned by the borrower and leased to a wholly-owned operating lessee. The operating lessee is not an obligor under the Courtyard Marriott Shadyside Loan, but has collaterally assigned all rents and assets to lender pursuant to a separate security agreement and is a party to the DACA and CMA with respect to the application of cash flow. The operating lease is subordinate to the Courtyard Marriott Shadyside Loan and in the event of a foreclosure, the lender has the right to dissolve the operating lease

Loan No. 23 – Persis STNL Portfolio – Panda Express Camillus Property – The borrower owns the fee simple interest in the Panda Express Camillus Property but the improvements are owned by the tenant. The tenant signed a 20-year absolute NNN lease with no early termination options. The ground lease expires on December 31, 2035 with five, 5-year renewal options.

(18)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 6 – Atlanta and Anchorage Hotel Portfolio – The Renaissance Atlanta Mortgaged Property is subject to a 90-year ground lease with the City of Atlanta, which expires on June 28, 2078, with no renewal options remaining. The annual fixed ground rent is $145,249. In addition, the ground lease requires the related borrower to pay to the ground lessor, as additional rent, on a quarterly basis one and one-half percent (1.5%) of the gross annual room sales from the Mortgaged Property.

Loan No. 15 – Courtyard Marriott Shadyside – The borrower owns a leasehold interest in an adjacent outside parking facility. The fee estate in the Mortgaged Property is owned by the borrower and leased to a wholly-owned operating lessee. The operating lessee is not an obligor under the loan, but has collaterally assigned all rents and assets to lender pursuant to a separate security agreement and is a party to the DACA and CMA with respect to the application of cash flow. The operating lease is subordinate to the Courtyard Marriot Shadyside Loan and in the event of a foreclosure, the lender has the right to dissolve the operating lease.

Loan No. 16 - Holiday Inn Express Nashville – Downtown - The related mortgage creates a first lien on the fee interest in the primary portion of the Mortgaged Property containing the related hotel and on a leasehold interest of the borrower in an adjoining parking lot parcel, which is ground leased from Sudekum, L.P. and contains 66 parking spaces. The original ground lease commenced on January 1, 2007 and includes 21, one-year options, extending the ground lease expiration date through December 31, 2028. Annual ground rent is $112,183 with annual 5.0% increases. The parking spaces located on the parcel subject to the ground lease are not required compliance with zoning requirements.

Loan No. 23 – Persis STNL Portfolio – Panda Express Camillus Mortgaged Property – The borrower owns the fee simple interest in the Panda Express Mortgaged Camillus Property but the improvements are owned by the tenant. The tenant signed a 20-year absolute NNN lease with no early termination options. The ground lease expires on December 31, 2035 with five, 5-year renewal options.

Loan No. 22 – Center West – The Center West Mortgaged Property is subject to a ground lease with an expiration date of December 23, 2085.

A-1-18

(19)	Loan No. 2 – Pershing Square – Various tenants at the Pershing Square Building Mortgaged Property are affiliated with the borrower sponsor. The borrower affiliated tenants occupy 45,518 sq. ft. (29.7% of NRA) and account for approximately 44.4% of underwritten base rent.

Loan No. 4 – Yeshiva University Portfolio – The Yeshiva University Portfolio Properties are 100.0% occupied by Yeshiva University, which is the sponsor of the borrower and guarantor of the leases.

Loan No. 5 – 380 Lafayette Street – Select Equity, the sole tenant, is an affiliate of the borrower, sponsor and guarantor and currently leases 45,678 sq. ft. (100% of NRA) and account for 100.0% of the underwritten base rent.

(20)	Loan No. 8 – North Creek Office Complex – The 2nd Largest Tenant, Firstsource Group USA, Inc. leases 60,874 sq. ft. expiring on July 31, 2020 and 3,500 sq. ft. on a month-to-month basis.

Loan No. 10 – Google Kirkland Campus Phase II – In March 2016, Google executed a triple-net lease, which, with respect to 125,520 sq. ft., expires on November 30, 2027 and with respect to 55,324 sq. ft. expires on January 31, 2029.

(21)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – Crossings at Hobart – If the borrower fails to maintain the parking ratios set forth in the following subclauses (a) through (c) for three consecutive months after notice to the borrower then the Fifth Largest Tenant, Best Buy Stores, L.P. dba Best Buy has the right to either (i) terminate its lease by providing 90 days’ prior written notice or (ii) pay 50% of the fixed rent until such time that the below-specified ratios are maintained: (a) five cars per 1,000 sq. ft. of retail area, excluding: two parking spaces for each three seats of restaurant or bar seating capacity and one space for each restaurant or bar employee; (b) eight parking spaces per 1,000 sq. ft. of building area for health clubs and entertainment facilities; and (c) eight parking spaces per 1,000 sq. ft. of building areas for a grocery store.

Loan No. 10 – Google Kirkland Campus Phase II – Google, the sole tenant, has the right to reduce the area of its leased space (and reduce its rent accordingly) with respect to (i) all or part of one-half of a floor, representing approximately 25% of the net rentable area at the Mortgaged Property (a “Quadrant”) effective November 30, 2020 and (ii) all or part of a Quadrant, effective as of November 30, 2022; upon 12 months’ notice and payment of a contraction fee.

Loan No. 12 – MVP Parking Portfolio – St. Louis Seventh & Cerre Mortgaged Property – The sole tenant, St. Louis Parking Company (Lot) has the right to terminate its lease on 10 days’ notice in the event that Major League Baseball is not being played in what is currently known as Busch Stadium, (located near

A-1-19

the Mortgaged Property) for more than 30 days’ during the normal Major League Baseball season (April 1 through September 30) for any reason.

Loan No. 12 – MVP Parking Portfolio – MVP Louisville Station Broadway Mortgaged Property – The sole tenant, Riverside Parking (Lot)’s annual percentage rent is 75.0% of gross receipts in excess of $275,000. Should revenues not exceed $275,000 annually, landlord will pay to tenant the difference between the total revenue for that year and $275,000, with a floor of $225,000. In the event the revenues are less than $200,000 in any contract year, the parties reserve the right to negotiate a rent reduction for the next contract year by mutual agreement. Should parties not be able to agree on a reduction, then either party may cancel the lease upon 60 days written notice to the landlord. The landlord reserves the right to cancel the lease upon 30 days’ written notice in the event after the third lease year gross receipts do not exceed $275,000.

Loan No. 12 – MVP Parking Portfolio – St. Louis Broadway Group Mortgaged Property – The sole tenant, St. Louis Parking Company (Lot) has the right to terminate its lease with 10 days’ written notice in the event that Major League Baseball is not being played in what is currently known as Busch Stadium, (located near the Mortgaged Property) for more than 30 days during the normal Major League Baseball season (April 1 through September 30) for any reason.

Loan No. 12 – MVP Parking Portfolio – MVP Indianapolis Meridian Lot Mortgaged Property – The sole tenant, Denison (Lot) may terminate its lease after the 60th month and before the 72nd month by giving 60-days’ written notice.

Loan No. 18 – Centre Place I – The Largest Tenant, Charles Schwab & Co., can terminate its lease anytime in the last four years of the original term, with 18 months’ notice effective, at the earliest, August 1, 2020. The tenant is required to pay a termination fee of $1.16 million ($88 per sq. ft. of tenant NRA), and pay any unamortized landlord investment in connection with such termination.

Loan No. 19 – Euless Town Center – The 3rd Largest Tenant, Ross, has a co-tenancy provisions with relation to IT’Z FEC Euless, LLC and Dirt Cheap. If the co-tenancy requirements are not met for twelve consecutive months, Ross may terminate the lease upon 90 days’ notice.

Loan No. 21 – Baypoint Commerce Center – The Largest Tenant, Cox Target Media Inc. has a one-time right to terminate its lease effective at the end of the 72nd month (December31, 2020) with written notice by the end of the 60th month (December 31, 2019), with an early termination fee equal to the unamortized leasing costs discounted at an 8.0% rate.

Loan No. 21 – Baypoint Commerce Center – The 4th Largest Tenant, United States of America IRS, may terminate its lease any time after May 20, 2018, upon 180 days’ written notice.

Loan No. 22 – Center West - The Largest Tenant, Merrill Lynch, may terminate its lease effective April 30, 2020, with written notice on or before July 31, 2019 and payment of a termination fee equal to all unamortized tenant improvements, abated rent and leasing commissions plus six months of base rent.

Loan No. 22 – Center West – The 4th Largest Tenant, Wells Fargo Advisors, may terminate its lease effective as of October 31, 2022, with 12 months’ written notice. The tenant must pay a termination fee equal to all unamortized tenant improvements, rent abatements, and leasing commissions plus five months’ base rent.

Loan No. 25 – Hickory Corners – The 4th Largest Tenant, Kid’s Stuff of Hickory, LLC, has a right to terminate its lease with 120 days’ prior written notice if any Federal, State or Local Law, ordinance or regulation or other regulation relating to resale or pawn shops is enacted (a) specifically precluding retail

A-1-20

sale of certain used products customarily sold by the tenant, which are part of tenant’s primary product; or (b) by complying with such law, the tenant is materially and negatively prevented from operating its business of selling new and used children’s toys, furniture and related accessories in the same manner as it did prior to the enactment.

Loan No. 28 – Highpark Corporate Center – The 2nd Largest Tenant, Orange County Charter School, has the right to terminate its lease for any reason after the first twelve months of the renewal term with six months’ notice.

Loan No. 36 – Park Pineway Plaza – The 2nd Largest Tenant, Sportsman’s Warehouse, has a one-time right to terminate its lease with 180 days’ prior written notice following lease year 5 if gross sales for lease year 5 are less than or equal to $7,000,000 with a termination fee of $100,000.

Loan No. 36 – Park Pineway Plaza – The 3rd Largest Tenant, Harbor Freight Tools, has the right to terminate its lease on the last day of the 60th full calendar month following the rent commencement date with written notice to the borrower prior to the last day of the 54th full calendar month following rent commencement date with a termination notice and an early termination fee of $78,750.

Loan No. 39 – 123 Church Street – The 2nd Largest Tenant, Connecticut CVS Pharmacy, L.L.C., has the following termination options: (1) if landlord intentionally violates the lease provision concerning the layout of the real property and permitted modifications by landlord and if landlord shall not cure such violations within 60 days after receipt of written notice, then, at any time thereafter until such violation shall be cured, tenant may terminate the lease, (2) if any of tenant’s exclusive use rights shall be violated and landlord shall not cure such violation within 60 days after receipt of tenant’s notice, tenant may terminate the lease, and (3) if any breach of tenant’s exclusive use rights as a result of any action taken by a tenant of the real property or the restricted land (as defined in the lease), landlord shall use its best efforts to enforce, by legal action if necessary, such exclusive rights; and provided that landlord did not contribute to the creation of such breach, landlord’s failure to succeed in enforcing such rights shall not be a default and tenant’s only remedy shall be to terminate the lease, which remedy tenant may not invoke until 365 days after tenant shall notify landlord of such violation.

(22)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 5 – 380 Lafayette Street – The Sole Tenant, Select Equity is currently subleasing the third floor (9,141 sq. ft., 20.0% of NRA) to Studio Sofield for $67.42 per sq. ft. on a month-to-month basis.

Loan No. 13 – 340 Bryant – The Largest Tenant, Switchfly, Inc. is currently subleasing the second and third floors to Five Stars Loyalty, Inc. (37,433 sq. ft., 78.5% of Switchfly, Inc. NRA, 60.1% of 340 Bryant NRA) which has an expiration of July 2018. Switchfly, Inc. is also currently subleasing the fourth floor to Guidebook Inc. (10,240 sq. ft., 21.5% of Switchfly, Inc. NRA, 16.4% of 340 Bryant NRA), which has an expiration of April 2019.

Loan No. 22 – Center West – The Largest Tenant, Merrill Lynch, is currently subleasing 4,550 to GE Capital Corporation for an annual base rent of $293,936 ($64.60 per sq. ft.), expiring April 30, 2017.

(23)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 25 – Hickory Corners – The 2nd Largest Tenant, Conn Appliances, Inc. received free rent for the period of June through September 2016 and June through September 2017.

A-1-21

(24)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cut-off date of the securitization.

Loan No. 5 – 380 Lafayette Street – The Sole tenant, Select Equity occupies floors two through six of the of 380 Lafayette Street Property, but subleases the third floor (9,141 sq. ft.) to Studio Sofield and is in the process of moving into the second floor. Select Equity is paying for the current tenant improvements to the second floor and expects to be fully moved into the space by the end of June 2017.

Loan No. 8 – North Creek Office Complex – The Third Largest Tenant, PIMA Medical, recently executed a new lease and is expected to begin paying rent and take occupancy on October 1, 2017. At loan origination, the borrower reserved $1,865,093 to cover all unpaid tenant improvements, leasing commissions, free rent, and rent & common area maintenance between the loan closing date and October 1, 2017.

Loan No. 13 - 340 Bryant – The Largest Tenant, Switchfly, Inc. signed a 120-month lease at the subject in late 2015 with 3.0% annual rent increase bumps that runs through November 2025 with one, 5-year option to renew at fair market rent. The tenant has not taken occupancy and is currently subleasing floors two to three to Five Stars Loyalty, Inc. and floor four to Guidebook Inc. The tenant is current on all of its obligations under the lease including posting the $2.1 million letter of credit.

Loan No. 39 – 123 Church Street – The 2nd Largest Tenant, Connecticut CVS Pharmacy, L.L.C., has signed a lease for 8,874 sq. ft. The tenant’s lease and rent payments commenced in September 2016. The tenant is completing tenant improvements and is expected to open for business in September 2017

(25)	Loan No. 18 – Center Place I – RSK Centre Place LLC and 1255 Centre Place LLC are tenants-in-common.

Loan No. 21 – Baypoint Commerce Center – KP Holdings LLC, KC Investors Florida I, LLC and KC Investors Florida II, LLC are tenants-in-common.

Loan No. 39 – 123 Church Street – 123 Church St RSK LLC and Mysambe Real Estate, LLC are tenants-in-common.

(26)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(27)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

(28)	Loan No. 2 – Pershing Square Building – A tenant, Pershing Corner, LLC is not yet open for business but is paying rent. The Pershing Square Building Loan is structured with a $3.1 million earnout reserve that is tied to Pershing Corner, LLC’s opening.

Loan No. 3 – Crossings at Hobart - Upon the occurrence of a Critical Tenant Trigger Event, the borrowers are required to deposit the Critical Tenant Required Deposit for capital expenditures, tenant improvements and leasing commissions and operating expenses into the Critical Tenant cash reserve accounts. Notwithstanding the foregoing, in lieu of making a Critical Tenant Required Deposit the borrowers may deliver to lender an acceptable letter of credit in the amount of $2,064,080, and to the extent there are capex, tenant improvement, leasing commission or operating shortfalls related to the Critical Tenant (as described in the loan documents), the borrowers may draw from the letter of credit in an amount equal to the required amounts and deposit the proceeds of the draw into the critical tenant

A-1-22

account. In the event the Critical Tenant Trigger Event has been cured and no other Critical Tenant Trigger Event exists, as long as there are no unpaid tenant improvements and leasing commissions related to the Critical Tenant space, the Crossings at Hobart Loan documents require lender to return the letter of credit to the borrowers.

Loan No. 6 – Atlanta and Anchorage Hotel Portfolio – If on or before April 6, 2025, (a) the Hilton Anchorage Property franchise agreement has not been renewed or replaced with a Replacement Franchise Agreement and (b) the Hilton Anchorage Property PIP deposit conditions have not been satisfied, the borrower will deposit with the lender the Hilton Anchorage PIP deposit amount (as set forth in the mortgage loan documents) and if, at any time, following April 6, 2025, the lender determines that amounts on deposit in the Hilton Anchorage Property PIP reserve account together with any amounts in the Hilton Anchorage capital expenditure account will be insufficient to pay the then estimated costs for any PIP work, the borrower is required to make payments with respect to such insufficiency into the PIP reserve account.

Loan No. 9 – Flats East Bank Phase I – On each monthly payment date occurring in May, June, July and August, the borrower is required to deposit $100,000 into a seasonality reserve account. In the event that insufficient net cash flow exists to pay debt service or operating expenses during the months of January, February, March, November or December, funds in the seasonality reserve may be applied to cover any shortfall. The lender is required to reassess the amount to be deposited into the seasonality reserve account annually.

Loan No. 11 – Art Van Portfolio – (i) Tax and Insurance Reserves and Condominium Common will spring into place if Tax Reserve Waiver Conditions, Insurance Reserve Waiver Conditions and the Condominium Common Charges Waiver Conditions Precedent, as applicable, are no longer satisfied; (ii) Prepaid Rent Reserve – on each Art Van Rent Payment Date, the borrower is required to deposit with the lender the Art Van Basic Rent due by Art Van on such date; (iii) on each Monthly Payment Date in March, June, September and December, the borrower is required to deposit with the lender and amount equal to the Two Month Prepaid Debt Service and Monthly Reserve Amount for the applicable period.

Loan No. 17 – Brink’s Office – On each payment date commencing with the June 6, 2022 payment date, unless (a) the investment grade conditions are then and remain satisfied, or (b) the aggregate amount of critical tenant TI/LC funds and rollover funds (excluding funds consisting of the initial rollover deposit) then on deposit is equal to or greater than $1,000,000, the borrower is required to deposit with the lender $8,487 for tenant improvement costs and leasing commissions.

Loan No. 23 – Persis STNL Portfolio -Notwithstanding the foregoing, replacement reserve funding is not be required during the first five years of the loan term, provided (i) no event of default has occurred and is continuing, (ii) the senior unsecured debt rating for Bloomin’ Brands, Inc. (NASDAQ: BLMN) does not fall below “B” (S&P / Fitch) / “B2” (Moody’s), and (iii) no tenant trigger period exists. For the avoidance of doubt, upon the occurrence of any of the conditions (ii), or (iii) as outlined above, collections only commence for the affected Mortgaged Property(ies), as applicable. Provided no ground lease trigger period is then in effect, replacement reserve funds are not required to be escrowed for the Panda Express Camillus Mortgaged Property during the loan term.

Loan No. 23 – Persis STNL Portfolio - Notwithstanding the foregoing, TI/LC reserve funding is not required during the first five (5) years of the loan term, provided (i) no event of default has occurred and is continuing, (ii) the senior unsecured debt rating for Bloomin’ Brands, Inc. (NASDAQ: BLMN) does not fall below “B” (S&P / Fitch) / “B2” (Moody’s), and (iii) no tenant trigger period exists. For the avoidance of doubt, upon the occurrence of any of the conditions (ii) or (iii) as outlined above, collections only commence for the affected Mortgaged Property(ies), as applicable. Provided no ground lease trigger

A-1-23

period is then in effect, rollover reserve funds are not required to be escrowed for the Panda Express Camillus Mortgaged Property during the loan term.

Loan No. 25 – Hickory Corners – The borrower is not required to make monthly rollover deposits if the combined balance in the TI/LC Account and the special TI/LC account exceeds $500,000 and the following conditions have occurred: (i) the Hamrick’s, Incorporated lease has been renewed to the 2021 renewal or a critical tenant space re-tenanting event has occurred and (ii) the debt yield based on the trailing twelve month period is greater than 10.3%.

Loan No. 30 - Walgreens Portland – Commencing upon the eighth year of the term (April 6, 2024), a cash sweep will be triggered and such cash sweep will be ongoing until the loan is satisfied in full.

Loan No. 33 - Walgreens Bangor – Commencing upon the eighth year of the term (April 6, 2024), a cash sweep will be triggered and such cash sweep will be ongoing until the loan is satisfied in full.

Loan No. 35 – Microtel Georgetown - Borrower is required to make monthly payments to the Seasonality Reserve of $120,000 during the months of July and August and $30,000 during the month of September on each payment date in which the balance of the Seasonality Reserve is less than $270,000.

Loan No. 36 – KB St. Louis Dialysis Portfolio – The borrower is required to make a monthly replacement reserve deposit of $263 on each payment date commencing in year six of the Mortgage Loan term.

Loan No. 38 – Park Pineway Plaza – The borrower is not required to deposit the monthly rollover deposit during such times that (i) prior to the satisfaction of the lease renewal conditions, the balance in the rollover account exceeds $450,000, and (ii) following the satisfaction of the lease renewal conditions, the balance of the rollover account exceeds $350,000.

Loan No. 41 – Comfort Suites Tucson – At origination, the borrower reserved $96,500 into a seasonality reserve account, which funds may be used for debt service payments during the months of May, June, July, August or September if the lender determines, in its sole discretion, that insufficient gross income from operations exist to cover debt service payments. On any payment date on which the funds in the seasonality reserve account are less than $96,500, the borrower is required to deposit an amount necessary to cause such funds to equal $96,500.

(29)	Loan No. 13 – 340 Bryant – The Largest Tenant, Switchfly, Inc. in conjunction with the signing of the lease, posted an approximately $2.1 million irrevocable letter of credit with Silicon Valley Bank. At origination, the lender was named as the beneficiary under the letter of credit and may draw upon the letter of credit upon the occurrence of a tenant default under the lease and only to the extent necessary to cure such default or compensate the lender for loss incurred in connection with such default. So long as the tenant has not defaulted under the lease, Switchfly, Inc. may request the letter of credit to be reduced to (i) $1,487,161 following the date which is 36 months after the commencement date, and (ii) to $892,357 following the date which is 60 months after the commencement date.

Loan No. 16 - Holiday Inn Express Nashville – Downtown - At loan origination, the borrower delivered a $5,309,000 letter of credit assigned to the lender until completion of the franchisor-required property improvement plan (“PIP”). In addition, the guarantors delivered a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. Upon completion of all PIP work, the lender is required to return the letter of credit to the borrower.

(30)	Loan No. 31 - Rite Aid Portfolio Lima OH – Rite Aid West Robb - The Phase I environmental report for the Rite Aid West Robb Property recommended that a Phase II report be completed to assess the potential

A-1-24

impacts associated with the dry cleaning facility listings at the subject property. The Phase II investigation was completed on January 9, 2017 and recommended no further investigation be taken at that time.

Loan No. 31 - Rite Aid Portfolio Lima OH – Rite Aid 506 West Market - The Phase I environmental report for the Rite Aid 506 West Market Property recommended that a Phase II report be completed to assess the potential impacts associated with the past automobile service facility and filling station listings at the subject property. The Phase II investigation was completed on January 9, 2017 and recommended no further investigation be taken at that time.

(31)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
11	Art Van Portfolio	$20,500,000	3.2%	$4,000,000	Yes

(32)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut- off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut- off Date U/W NOI Debt Yield
3	Crossings at Hobart	$42,823,320	$13,942,476	$56,765,797	1.40x	61.8%	10.1%
4	Yeshiva University Portfolio	$35,000,000	$105,000,000	$140,000,000	1.97x	40.5%	12.9%
6	Atlanta and Anchorage Hotel Portfolio	$32,363,041	$82,152,334	$114,515,375	1.81x	62.9%	15.7%
7	EIP Logistics Portfolio	$29,000,000	$12,000,000	$41,000,000	1.37x	70.8%	10.5%
10	Google Kirkland Campus Phase II	$22,500,000	$50,000,000	$72,500,000	2.56x	49.7%	9.8%
11	Art Van Portfolio	$20,500,000	$48,250,000	$68,750,000	1.47x	68.2%	10.1%
13	340 Bryant	$16,000,000	$14,700,000	$30,700,000	1.43x	59.0%	10.2%
16	Holiday Inn Express Nashville - Downtown	$15,257,048	$56,337,515	$71,594,563	1.94x	60.7%	13.9%
21	Baypoint Commerce Center	$10,000,000	$30,000,000	$40,000,000	1.79x	64.5%	14.3%
22	Center West	$10,000,000	$70,000,000	$80,000,000	1.94x	38.3%	9.7%

(33)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
2	Pershing Square Building	$44,000,000	6.8%	Yes	1.60x	65.0%	10.0%

24	Springhill Suites Tampa	$9,582,260	1.5%	Yes	1.45x	63.6%	11.0%

A-1-25